EXHIBIT 1.1

SHOPIFY INC.
2021 ANNUAL INFORMATION FORM

February 16, 2022

ANNUAL INFORMATION FORM
SHOPIFY INC.

ANNUAL INFORMATION FORM
SHOPIFY INC.

GENERAL MATTERS

Information Contained in this Annual Information Form

In this Annual Information Form ("AIF") "we", "our", "Shopify", and the "Company" refer to Shopify Inc. and its consolidated subsidiaries, unless the context requires otherwise. References to our "solutions" means the combination of products and services that we offer to merchants, and references to "our merchants" as of a particular date means the total number of unique shops that are paying for a subscription to our platform. Words importing the singular, where the context requires, include the plural and vice versa and words importing any gender include all genders.

Unless otherwise indicated, all information in this AIF is presented as at February 10, 2022, and references to specific years are references to the fiscal years of Shopify ended December 31.

This AIF should be read in conjunction with the Company's 2021 audited consolidated financial statements and notes ("2021 Financial Statements") and the Company's 2021 Management’s Discussion and Analysis ("2021 MD&A"), but which, for greater certainty, are not incorporated by reference herein.

Shopify and the associated logo are registered trademarks of Shopify Inc. or its subsidiaries. All other marks used herein are trademarks or registered trademarks belonging to their respective owners.

Presentation of Financial Information

We prepare and report our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). Our reporting currency is U.S. dollars, and we express all amounts in this AIF in U.S. dollars, except where otherwise indicated. All references in this AIF to "dollars", "$" and "US$" refer to United States dollars, and all references to "CAD$" refer to Canadian dollars, unless otherwise expressly stated. On February 10, 2022, the Bank of Canada rate of exchange for the conversion of U.S. dollars into Canadian dollars was $1.00 = CAD$1.2682.
FORWARD-LOOKING INFORMATION

This AIF contains forward-looking statements under the provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 (as amended, the "Securities Act"), and Section 21E of the U.S. Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and forward-looking information within the meaning of applicable Canadian securities legislation.

In some cases, you can identify forward-looking statements by terminology such as "may", "might", "will", "should", "could", "expects", "intends", "plans", "anticipates", "believes", "predicts", "potential", "continue", "become", "seek", "strive", or the negative of these terms or other similar words. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements in this AIF include, but are not limited to, statements about:

•our ability to make it easier for merchants to manage their storefronts via their mobile devices;
•our exploration of new ways to accelerate checkout;
•whether a merchant using Shopify will ever need to re-platform;
•our ability to expand our merchant base;
•our plans to localize the Shopify platform;
•our ability to offer more sales channels that can connect to our platform;
•our ability to invest in and develop new solutions to extend the functionality of our platform and catalyze merchants' sales growth;
•enhancement of our ecosystem and partner programs;
•our ability to provide a high level of merchant service and support;
•our ability to hire, retain and motivate qualified personnel;
•the ability of Shopify Fulfillment Network partners to increase the speed and reliability of their warehouse operations by leveraging 6 River Systems, LLC ("6 River Systems") solutions;
•our expectation that seasonality will continue to affect our quarterly results;
•our expectation that our business may become more seasonal in the future;
•the rapid evolution of multi-channel commerce and ecommerce and our ability to bring to market new and better selling and buying experiences;
•our investment in developing online and point of sale assets with a single commerce operating system;
•our ability to grow our base of merchants by offering new and better ways to market and sell their products and expanding the range of our solutions;
•the size of our addressable markets and our ability to serve those markets;
•our expectation that we will continue to invest in data analytics and machine learning;
•our ability to grow our addressable market and meet our merchants' needs;
•the intended growth of our business and making investments to drive future growth, and the impact of those investments;
•the growth of our merchants’ revenues and our ability to retain merchants as they grow;
•our intention to continue strategically investing in marketing programs that enhance the awareness of our brand;
•our belief in the importance of establishing relationships with merchants early in the business lifecycle;
•our intention to grow our merchant base by inspiring entrepreneurship through marketing programs;
•our investment in additional sales capacity;
•continued improvement of our platform to help our merchants sell more;
•expansion of our platform's capabilities;
•the growth and strengthening of our third-party ecosystem and partner program, including formation of strategic partnerships;
•our intention to optimize our cloud-based infrastructure;
•our investment in end-to-end automation and comprehensive test suites for our platform;
•our expectation of increased competition;
•our expectation that leveraging third-party providers of infrastructure will increase engineering velocity;
•our expectation that the majority of employees will work remotely permanently;
•our intention to support Operation HOPE by providing up to $130 million in in-kind resources;

•the extent of the impact of the COVID-19 pandemic and related restrictions and actions we may take in response on our business, financial performance, revenues, and results of operations;
•disruption to our operations due to the impact of COVID-19 and the impact of COVID-19 on our employees, suppliers, partners, and our merchants and their customers, the success of and risk related to new products and initiatives launched in response to COVID-19, and the effect of economic conditions as a result of COVID-19 on the value of our investments and our share price;
•the impact of strategic decisions on short-term revenue or profitability;
•the trend in our future growth;
•the need to devote additional resources to manage future growth and our ability to satisfy obligations and effectively manage such growth;
•our intention to expand our business and increase headcount;
•our plan to continue investing in our network infrastructure;
•our expectation that we will incur additional general and administrative expenses as a result of our growth;
•the expansion of our platform internationally and our ability to maintain our corporate culture as we grow and shift to a digital-by-design, remote-first global workforce;
•our expectation regarding the continued expansion of Shopify Plus;
•an increase in cyberattacks including as attackers exploit any vulnerabilities introduced by the COVID-19 pandemic and any related changes by business operations;
•the evolution of competitive pressure as our business evolves to encompass a wider range of products;
•our plan to increase our investments in research and development and maintain our high level of merchant service and support;
•our intention to pursue additional relationships with other third parties, such as technology and content providers and implementation consultants;
•growth in the number of sales personnel and increasing expenses in connection with marketing our brand;
•our intention to issue stock options or other equity awards as key components of our overall compensation and employee attraction and retention efforts;
•the evolution of laws governing internet-based platforms and the impact of such laws on our business including as we develop consumer-facing products and services;
•our intention to continue our use and development of open source software;
•potential selective acquisitions and investments;
•our exploration of other products, models and structures for Shopify Capital;
•our operation and optimization of Shopify Fulfillment Network;
•changes in our pricing models;
•our transfer pricing procedures;
•requirements upon a fundamental change, conversion or maturity of our 0.125% convertible senior notes due 2025 (the "Notes");
•our expectation that we will not pay any cash dividends in the foreseeable future; and
•our intention to invest our future earnings, if any, to fund our growth.

The forward-looking statements contained in this AIF are based on our management’s perception of historic trends, current conditions and expected future developments, as well as other assumptions that management believes are appropriate in the circumstances, which include, but are not limited to:

•our ability to increase the functionality of our platform;
•our ability to offer more sales channels that can connect to the platform;
•our belief in the increasing importance of a multi-channel platform that is both fully integrated and easy to use;
•our belief that commerce transacted over mobile will continue to grow more rapidly than desktop transactions;
•our ability to expand our merchant base, retain revenue from existing merchants as they grow their businesses, and increase sales to both new and existing merchants;
•our ability to manage our growth effectively;
•our ability to protect our intellectual property rights;
•our belief that our merchant solutions make it easier for merchants to start a business and grow on our platform;
•our ability to develop new solutions to extend the functionality of our platform and provide a high level of merchant service and support;
•our ability to build with a focus on long-term value;
•our ability to enhance our ecosystem and partner programs, and the assumption that this will drive growth in our merchant base, further accelerating growth of the ecosystem;
•our belief that strategic investments and acquisitions will increase our revenue base, improve the retention of this base and strengthen our ability to increase sales to our merchants and help drive our growth;
•our ability to achieve our revenue growth objectives while controlling costs and expenses, and our ability to achieve or maintain profitability;
•our belief that monthly recurring revenue is most closely correlated with the long-term value of our merchant relationships;
•our assumptions regarding the principal competitive factors in our markets;
•our ability to predict future commerce trends and technology;
•our assumptions that higher-margin solutions such as Shopify Capital and Shopify Shipping will continue to grow through increased adoption and international expansion;
•our expectation that Shopify Payments will continue to expand internationally;
•our expectation that Shopify Fulfillment Network will scale and grow as we optimize the network;
•our belief that our investments in sales and marketing initiatives will continue to be effective in growing the number of merchants using our platform, in retaining revenue from existing merchants and increasing revenues from both;
•our ability to develop processes, systems and controls to enable our internal support functions to scale with the growth of our business;
•our ability to hire, retain and motivate qualified personnel and to manage our operations in a digital-by-design model;
•our belief that the near-term costs of reducing our leased footprint and transitioning our remaining spaces to their future intended purposes will yield longer-term benefits;
•the impact of legislation or governmental action on our platform;
•increasing restrictions on the ability of parties to access or use data;
•our ability to retain key personnel;
•our ability to protect against currency, interest rate, concentration of credit and inflation risks;
•our assumptions as to our future expenses and financing requirements;

•our assumptions as to our critical accounting policies and estimates; and
•our assumptions as to the effects of accounting pronouncements to be adopted.

Factors that may cause actual results to differ materially from current expectations may include, but are not limited to, risks and uncertainties that are discussed in greater detail in the "Risk Factors" section of this AIF.

Although we believe that the plans, intentions, expectations, assumptions and strategies reflected in our forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future results. You should read this AIF and the documents that we reference in this AIF completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

The forward-looking statements in this AIF represent our views as of the date of this AIF. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this AIF.
CORPORATE STRUCTURE

Name, Address and Incorporation

The Company was incorporated under the Canada Business Corporations Act (the "CBCA") on September 28, 2004 under the name 4261607 Canada Ltd. We filed articles of amendment on January 19, 2006 to change our name to Jaded Pixel Technologies Inc., and again on November 30, 2011 to change our name to Shopify Inc. On April 12, 2013, we filed articles of amendment to split all of our issued and outstanding common shares and all of our issued and outstanding Series A and Series B preferred shares on a 5-for-1 basis. On May 22, 2015, we filed articles of amendment to amend and re-designate our authorized and issued share capital in connection with our initial public offering. See “Capital Structure” for more information about our current share capital. On May 27, 2015, we restated our amended articles of incorporation.

While we consider the Company's location to be the internet, our registered office is 151 O'Connor Street, Ground Floor, Ottawa, Ontario, Canada K2P 2L8, and our telephone number is (613) 241-2828. Our website address is www.shopify.com. Information contained on, or accessible through, our website is not a part of this AIF.

Intercorporate Relationships

The following chart shows our current material subsidiaries. All of our subsidiaries are, directly or indirectly, wholly owned.
DESCRIPTION OF THE BUSINESS

Overview

Shopify is a leading provider of essential internet infrastructure for commerce, offering trusted tools to start, grow, market, and manage a retail business of any size. Shopify makes commerce better for everyone with a platform and services that are engineered for simplicity and reliability, while delivering a better shopping experience for consumers everywhere.

In an era where social media, cloud computing, mobile devices, augmented reality and data analytics are creating new possibilities for commerce, Shopify provides differentiated value by offering merchants:

A multi-channel front end. Our software enables merchants to easily display, manage, market and sell their products across over a dozen different sales channels, including web and mobile storefronts, physical retail locations, pop-up shops, social media storefronts, native mobile apps, buy buttons, and marketplaces. More than two-thirds of our merchants have installed two or more channels. The Shopify application program interface ("API") has been developed to support custom storefronts that let merchants sell anywhere, in any language.

A single integrated back end. Our software provides one single integrated, easy-to-use back end that merchants use to manage their business and buyers across these multiple sales channels. Merchants use their Shopify dashboard, which is available in 21 languages, to manage products and inventory, process orders and payments, fulfill and ship orders, discover new buyers and build customer relationships, source products, leverage analytics and reporting, manage cash, payments and transactions, and access financing.

A data advantage. Our software is delivered to merchants as a service, and operates on a shared infrastructure. This cloud-based infrastructure not only relieves merchants from running and securing their own hardware, it also consolidates data generated by the interactions between buyers and a merchant's products, providing rich data to inform merchant decisions. With a large, rapidly growing and highly qualified team of data personnel, we expect to continue leveraging data for the benefit of our merchants with critical safeguards in place to ensure privacy, security and compliance.

Shopify also enables merchants to build their own brand, leverage mobile technology, sell internationally, and handle massive traffic spikes with flexible infrastructure:

Brand ownership. Shopify is designed to help our merchants own their brand, develop a direct relationship with their buyers, and make their buyer experience memorable and distinctive. We recognize that in a world where buyers have more choices than ever before, a merchant’s brand is increasingly important. The Shopify platform is designed to allow a merchant to keep their brand present in every interaction to build buyer loyalty and competitive advantage. While our platform is designed to empower merchants first, merchants benefit when buyers are confident that their payments are secure. We believe that awareness among buyers that Shopify provides a superior and secure checkout experience is an additional advantage for our merchants in an increasingly competitive market. For merchants using Shopify Payments, buyers are already getting a superior experience, with features such as Shop Pay and Shop Pay Installments, and with our investments in additional buyer touchpoints, such as retail, shipping, fulfillment, and Shop, our all-in-one digital shopping companion app, brands that sell on Shopify can offer buyers an end-to-end, managed shopping experience that previously was only available to much larger businesses.

Mobile. As ecommerce expands as a percentage of overall retail transactions, a trend that accelerated in 2020 when the global COVID-19 pandemic necessitated physically distanced commerce, buyers expect to be able to transact anywhere, anytime, on any device through an experience that is simple, seamless, and secure. As transactions over mobile devices represent the majority of transactions across online stores powered by Shopify, the mobile experience is a merchant’s primary and most important interaction with online buyers. Shopify has focused on enabling mobile commerce, and the Shopify platform includes a mobile-optimized checkout system, designed to enable merchants’ buyers to more easily buy products over mobile websites. Our merchants are able to offer their buyers a quick and secure check-out option by using Shop Pay, Apple Pay, Facebook Pay, and Google Pay on the web, and we continue to explore other new ways to offer payment flexibility and accelerated checkout. Just as Shopify's tools enable retailers to sell directly to their buyers through online stores, the Shop app provides merchants that same direct sales power through an app. The Shop app is a digital shopping assistant that is available to buyers on iOS and Android mobile devices. Buyers use the Shop app to track packages, discover products from their favorite merchants, and engage with brands directly, which helps merchants increase the loyalty and lifetime value of their buyers. Shopify’s mobile capabilities are not limited to the front end: merchants who are often on-the-go find themselves managing their storefronts via their mobile devices, and Shopify continues to strive to make it easier to do so.

Global. Commerce thrives when merchants are able to build a global brand and commerce beyond their own borders with little friction. Shopify Markets, a product introduced in 2021, enables merchants to manage localized storefronts in different countries through one global store, making cross-border commerce easier for entrepreneurs. With Shopify Markets, merchants can easily set up market-specific buying experiences, enabling buyers to shop in their local currencies, languages, domains, and payment methods. Shopify Markets also automatically calculates duty and import fees. Such tailored experiences are designed to increase local buyer trust and conversion, enabling merchants to enter new geographies more easily. Shopify Markets complements our partnership with Global-E, an offering for merchants who want to fully outsource their cross-border business with an approved third-party partner.

Infrastructure. We build our platform to address the growing challenges facing merchants and with the aim of making complex tasks simple. The Shopify platform is engineered to enterprise-level standards and functionality and designed for simplicity and ease of use. We also design our platform with a robust technical infrastructure able to manage large spikes in traffic that accompany events such as new product releases, holiday shopping seasons, and flash sales. We are constantly innovating and enhancing our platform, with our continuously deployed, multi-tenant architecture ensuring all of our merchants are always using the latest technology.

This combination of ease of use with enterprise-level functionality allows merchants to start with a Shopify store and grow with our platform to almost any size. Using Shopify, merchants may never need to re-platform. Our Shopify Plus subscription plan was created to accommodate larger merchants, with additional functionality, scalability and support requirements. The Shopify Plus plan also appeals to larger merchants not already on Shopify who want to migrate from their expensive and complex legacy solutions and get more functionality.

Sustainability

Shopify is a company that wants to see the next century, and has taken many steps to build a sustainable company, including committing to carbon neutrality. As part of this commitment, in 2019, we decommissioned our data centres and migrated our platform to Google Cloud, which is 100% powered by renewable energy.

Because we view commerce as a powerful vehicle for positive systemic change, as part of our focus on the long term, in 2019 Shopify launched a sustainability fund with the intent to commit at least $5 million annually to fund what Shopify believes are the most promising and impactful technologies and projects to combat climate change, with a bias toward solutions that remove carbon from the atmosphere and permanently lock it away, as opposed to traditional offsets that pay others to avoid carbon emissions. In 2021, our sustainability fund invested in offsetting our operational footprint during the year, purchasing renewable energy certificates for our office buildings and employee home offices as well as purchasing carbon removal to completely eliminate the impact of carbon emissions from shipping every single order on our platform over the Black Friday/Cyber Monday shopping weekend. In addition, we continuously offset all carbon emissions associated with shipping orders placed using Shop Pay, our checkout accelerator. We give our merchants the ability to offset the carbon emissions associated with shipping all their orders via Offset, an app we launched in 2020.

Our business model is driven by our ability to attract new merchants, retain revenue from existing merchants, and increase sales to both new and existing merchants. As such, we believe that our future success depends on many factors, including our ability to expand our merchant base; localize features for specific geographies; retain merchants as they grow their businesses on our platform and adopt more features; offer more sales channels that connect merchants with their specific target audience; develop new solutions to extend our platform’s functionality and catalyze merchants’ sales growth; enhance our ecosystem and partner programs; provide a high level of merchant support; hire, retain and motivate qualified personnel; and build with a focus on maximizing long-term value.

Our Merchants

Our mission is to make commerce better for everyone, and we believe we can help merchants of nearly all retail verticals and sizes, from aspirational entrepreneurs to companies with large-scale, direct-to-consumer operations, realize their potential at all stages of their business life cycle. Our marketing efforts primarily focus on selling to SMBs and entrepreneurs while our direct sales team primarily addresses the needs of large merchants. The large majority of our merchants are on subscription plans that cost less than $50 per month, which is in line with our focus on providing cost-effective solutions for early stage businesses.

As of December 31, 2021, we had approximately 2,063,000 merchants from approximately 175 countries using our platform, geographically dispersed as follows: 55% North America, 25% Europe Middle East and Africa, 15% Asia Pacific, Australia and China and 5% in Latin America (Mexico and South America).

Our merchants represent a wide array of retail verticals and business sizes and no single merchant has ever represented more than five percent of our total revenues in a single reporting period.

When our merchants grow their sales and become more successful, they consume more of our merchant solutions, upgrade to higher subscription plans, and purchase additional apps. We consider our merchants' success to be one of the most powerful drivers of our business model. The chart below displays the annual revenue for merchant cohorts that joined the Shopify platform at different times in our history. The strength of our business model lies in the consistent revenue growth coming from each cohort: the increase in revenue from remaining merchants growing within a cohort offsets the decline in revenue from merchants leaving the platform.

For example, revenue from our pre-2019 cohort expanded in 2020, as the revenue impact from merchants within the cohort leaving the platform was offset by revenue growth from remaining merchants within that cohort. In 2021, revenue from the pre-2019 cohort continued its growth as merchant retention improved, and the remaining merchants increased their gross merchandise volume ("GMV") and adopted additional solutions provided through the Shopify platform.

Moreover, the total combined revenue of all previous cohorts once they have annualized and become comparable to prior years has also grown consistently.

Revenue by Cohort

$5,000
$4,000
$3,000
$2,000
$1,000
$0
in Millions
2018
2019
2020
2021
2021
2020
2019
Pre-2019

Merchant Acquisition

Our merchant acquisition strategy is primarily focused on marketing that builds awareness of our offerings with sales and marketing efforts supported by regional resources. Our approach includes a strong emphasis on the use of data and analytics while continuously innovating and testing new ideas to drive growth.

Because our merchant base includes a wide array of retail verticals and business sizes, spanning from aspirational startups to long-established enterprises, we use a broad variety of means to attract new merchants. We actively grow our audience through digital channels, including organic search, paid search, and social media. We also engage our merchants through events in our offline strategy. In 2021, we largely conducted events virtually due to the ongoing COVID-19 pandemic, and reintroduced in-person events in the latter half of the year, including hosting workshops and community-based events at our New York City and Los Angeles spaces.

We intend to grow our base of merchants primarily by inspiring entrepreneurship through marketing programs. We invest in awareness-driven brand campaigns, authoring various Shopify blogs and podcasts, earned media and public relations campaigns, and providing thought leadership to help our merchants succeed and to build their own brand.

We also offer self-serve onboarding, and employ outbound sales representatives to help drive adoption of our platform and certain solutions, such as Shopify Plus and our Point-of-Sale ("POS") Pro offering.

In addition to direct channels, we leverage relationships with third-party design agencies, developers, influencers, and freelancers around the world who actively refer merchants to us.

Ecosystem

A rich ecosystem of app developers, theme designers and other partners, such as digital and service professionals, marketers, photographers, and affiliates has evolved around the Shopify platform. We believe our partner ecosystem helps drive the growth of our merchant base in two ways: by referring new merchants, and by extending the functionality of the Shopify platform through the development of apps. More than 40,000 of these partners referred merchants to Shopify over the last year, and this strong, symbiotic relationship was further strengthened in the second half of 2021 when we extended more generous revenue sharing terms with app and theme developers. We believe this ecosystem has grown in part due to the platform’s functionality, which is highly extensible and can be expanded through our API and the more than 8,000 apps available in the Shopify App Store. The partner ecosystem helps drive the growth of our merchant base, which in turn further accelerates growth of the ecosystem.

Our Offerings

Our business model has two revenue streams: a recurring subscription component we call subscription solutions, and a merchant success-based component we call merchant solutions.

Subscription Solutions

We generate subscription solutions revenues primarily through the sale of subscriptions to our platform, including variable platform fees, as well as through the sale of subscriptions to our POS Pro offering, the sale of themes, the sale of apps, and the registration of domain names.

We offer pricing plans designed to meet the needs of our current and prospective merchants. Offering different service and pricing levels allows entrepreneurs to scale without leaving the Shopify platform: as a merchant upgrades to the higher-priced options, they receive more powerful tools. We believe this ability to retain merchants as they grow is an important factor for our success in serving the SMB market. While most merchants subscribe to our Basic and Shopify plans, the majority of our GMV comes from merchants subscribing to our Shopify Plus plans. Merchant retention rates are also higher among merchants on higher-priced plans. Offered at a starting rate that is several times that of our Advanced plan, the Shopify Plus plan solves for the complexity of merchants as they grow and scale globally, offering additional functionality, and support, including features like Shopify Flow and Launchpad for ecommerce automation, and dedicated account management where appropriate. Allbirds, Gymshark, Heinz, Tupperware, FTD, Netflix, and FIGS are among the more than 14,000 Shopify Plus merchants leveraging our reliable, cost-effective, and scalable commerce solution.

Our subscription plans typically have a one-month term, although merchants can elect to make an annual commitment. Those who sign on to Shopify Plus initially have annual or multi-year subscription terms. Subscription terms automatically renew unless notice of cancellation is provided in advance. Merchants purchase subscription plans directly from us. Subscription fees are paid to us at the start of the applicable subscription period, regardless of the length of the subscription period, with the exception of Shopify Plus subscription contracts, which are paid in arrears on a ratable basis. Subscription fees are non-refundable. POS Pro enables brick and mortar merchants to seamlessly bridge online and offline commerce operations and offer their buyers a smooth shopping experience through features such as smart inventory management and buy online-pickup/return in store or curbside. POS Pro subscriptions fees are charged on a per month and per location basis.

To attract the best developers in the world, in 2021, Shopify changed its revenue share model with app and theme developer partners to offer a zero percent revenue share on the first million dollars that they make annually on the Shopify App Store. App and theme developers pay a 15% revenue share on earnings after the first $1 million, a threshold that resets annually, down from the previous 20% revenue share on their overall revenue.

Merchant Solutions

We offer a variety of merchant solutions to augment those provided through a subscription to address the broad array of functionality merchants commonly require, including accepting payments, shipping and fulfillment, and securing working capital. We believe that offering merchant solutions creates additional value for merchants, saving them time and money by making additional functionality available within a single centralized commerce platform, and creates additional value for Shopify by increasing merchants’ use of our platform.

We principally generate merchant solutions revenues from payment processing fees and currency conversion fees from Shopify Payments. In addition to payment processing fees and currency conversion fees from Shopify Payments, we also generate merchant solutions revenue from other transaction services, referral fees, advertising revenue on the Shopify App Store, Shopify Capital, Shop Pay Installments, Shopify Balance, Shopify Shipping, Shopify Fulfillment Network, collaborative warehouse fulfillment solutions, non-cash consideration obtained for services rendered as part of strategic partnerships, the sale of POS hardware, Shopify Email and Shopify Markets.

Shopify Payments is a fully integrated payment processing service that allows our merchants to accept and process payment cards online and offline, and is also designed to drive higher retention among merchants. Shopify Payments eliminates the need for merchants to set up and maintain a direct relationship with a third-party payment gateway, gives merchants access to low credit card processing rates, and allows us to cross-sell additional solutions to our merchant base. We introduced Shopify Payments in the United States and Canada in 2013, and have been expanding into additional geographies in subsequent years. Today, more than two-thirds of our merchants have enabled Shopify Payments, which is available in 17 countries. As a result of introducing Shopify Payments, our revenues from merchant solutions and associated costs have increased. Shopify merchants that have adopted Shopify Payments also have access to Shop Pay, our accelerated checkout, which has been proven to improve speed-to-checkout and sales conversion rates for our merchants, as well as Shop Pay Installments, our 'buy now, pay later' product, which has been proven to boost repeat purchases among first time customers, benefiting merchant solutions revenue.

Transaction fees are typically charged based in part on a percentage of GMV processed on subscription plans where the merchant has not signed up for Shopify Payments. We generate referral fees from partners to whom we direct business and with whom we have an arrangement in place. Pursuant to terms of the agreements with our partners, these revenues can be recurring or non-recurring. Where the agreement provides for recurring payments to us, we typically earn revenues so long as the merchant that we have referred to the partner continues to use the services of the partner. Non-recurring revenues generally take the form of one-time payments that we receive when we initially refer the merchant to the partner.

We generate non-cash revenue from strategic partners related to performance obligations with respect to Shop Pay Installments and cross-border commerce offerings. These revenues were valued at the start of their commercial contracts and are recognized ratably over the expected life of the contracts, which range from three to seven years.

Advertising revenue is earned on the Shopify App Store as merchants click on the apps being advertised by our partners. We recognize advertising revenues when we are entitled to receive payment from the partner.

Shopify Capital was launched in the United States in 2016, and in the United Kingdom and Canada in 2020, to help eligible merchants secure financing and accelerate the growth of their business by providing access to simple, fast, and convenient working capital. We apply underwriting criteria prior to purchasing the eligible merchant's future receivables or making a loan to help ensure collectability. Under Shopify Capital, we purchase a designated amount of future receivables at a discount or make a loan. The advance, or the loan, is forwarded to the merchant at the time the related agreement is entered into, and the merchant remits a fixed percentage of their daily sales until the outstanding balance has been remitted. For Shopify Capital merchant cash advances ("MCAs"), we apply a percentage of the remittances collected against the merchant's receivable balance, and a percentage, which is related to the discount, as merchant solutions revenue. For Shopify Capital loans, because there is a fixed maximum repayment term, we calculate an effective interest rate based on the merchant's expected future payment volume to determine how much of a merchant's repayment to recognize as revenue and how much to apply against the merchant's receivable balance. We have mitigated some of the risks associated with Shopify Capital by entering into an agreement with a third party to insure some of the MCAs and loans offered by Shopify Capital in the United States, United Kingdom and Canada.

Shop Pay Installments, which was made generally available in June 2021 to merchants and buyers in the United States, enables merchants to sell their goods to buyers on an interest-free payment plan. Merchants receive upfront payment for a sale, net of fees, without the worry associated with collecting future payments from the buyer. We recognize revenue when a merchant sale is made through the use of the product based on a percentage of the total order value. We earn and recognize a portion of the revenue from each merchant sale, with the majority of revenue earned and recognized by our third-party provider that bears the buyer underwriting and buyer credit risk associated with the product.

Shopify Shipping was launched in the United States in 2015, Canada in 2016, Australia in 2020, and the United Kingdom in 2021, and allows merchants doing their own fulfillment and shipping to select from available shipping partners to buy and print outbound and return shipping labels and track orders directly within the Shopify platform. In June 2019, we announced Shopify Fulfillment Network for merchants looking to outsource fulfillment. Leveraging a network of fulfillment centers dispersed across the United States, Shopify Fulfillment Network is designed to help ensure merchants’ orders are delivered to buyers quickly and cost-effectively by leveraging Shopify’s scale with deep machine learning tools, including demand forecasting, smart inventory allocation across warehouses and intelligent order routing. In October 2019, to accelerate the growth of Shopify Fulfillment Network, and to participate in the rapidly growing warehouse automation space, we acquired 6 River Systems, a provider of collaborative warehouse fulfillment solutions. Shopify Fulfillment Network partners leveraging 6 River Systems’ cloud-based software and collaborative mobile robots can increase the speed and reliability of their warehouse operations by empowering on-site associates with daily tasks, including inventory replenishment, picking, sorting, and packing. 6 River Systems also sells its collaborative warehouse fulfillment solutions to retail and third-party fulfillment customers independent of Shopify Fulfillment Network.

Shopify POS is a sales channel that lets merchants sell their products and accept payments in person from a mobile device in a physical or retail setting. While the majority of the POS-compatible hardware we sell has been designed and manufactured by third-party vendors, we designed our own hardware including our POS card reader with integrated payments and retail stand with expanded functionality to better meet the needs of our merchant base and increase the visibility of the Shopify brand. Our POS card reader and retail stand are available in the United States and Canada. In 2021, we introduced a new card reader with integrated payments in the United Kingdom and Ireland, and later expanded this offering to Australia, New Zealand, Germany, and the Netherlands, bringing its availability to eight countries. Merchants can purchase POS card readers from Shopify's hardware store and Shopify generates incremental Shopify Payments revenue for transactions conducted via our card readers with integrated payments.

Shopify Email, launched in 2019, is our native email marketing tool designed to enable merchants to create, run, and track email marketing campaigns from within the merchant admin, and help merchants build direct relationships with buyers. Since email is a critical channel to build relationships with buyers, merchants can send a certain number of emails for free and then will pay a nominal rate above that threshold.

Shopify Markets, announced in 2021, is a product that makes cross-border commerce easier for merchants, enabling them to enter new markets, and increase buyer trust and conversion with tailored experiences for each market. By managing all cross-border commerce in the merchant admin, Shopify Markets gives merchants a unified view of their entire business across borders. Shopify generates revenue when duty and import taxes and currencies are converted for buyer orders, and on international payment processing. Global-E, an offering that gives merchants the option for a more full-service, outsourced solution for cross-border commerce, complements Shopify Markets.

Shopify Balance, our money management product, began rolling out to merchants in the United States in 2021. Shopify Balance offers merchants a no fee money management account, providing merchants with fast access to their cash, a card for spending online, on mobile, or in-store, and rewards featuring cash back, perks, and discounts on everyday business spending. While Shopify earns a small fee upon the use of its card, we expect to use Shopify Balance primarily as a way to introduce and centralize more financial services to simplify our merchants’ financial lives.

Seasonality

Our merchant solutions revenues are directionally correlated with the level of GMV that our merchants facilitated through our platform. Our merchants typically process additional GMV during the fourth quarter holiday season. As a result, we have historically generated higher merchant solutions revenues in our fourth quarter than in other quarters. While we believe that this seasonality has affected and will continue to affect our quarterly results, our rapid growth has largely masked seasonal trends to date. As a result of the continued growth of our merchant solutions offerings, we believe that our business may become more seasonal in the future and that historical patterns in our business may not be a reliable indicator of our future performance.

Research and Development

Shopify is building the internet infrastructure for commerce that enables merchants of all sizes around the world to successfully start and scale their businesses on Shopify. We are simplifying the user experience for smaller merchants, arming them with new and innovative ways to compete with larger, better-funded competitors, as well as for larger merchants seeking technology and support for higher volumes and global reach. As such, research and development at Shopify is currently focused on product management, product development, and product design to accomplish these goals. In order to best serve merchants seeking to develop a commerce presence wherever their buyers are across multiple channels, we invest in developing online and point of sale assets with a single commerce operating system, an area of the market we feel is currently underserved.

Multi-channel commerce, including ecommerce, is a relatively new industry that is rapidly evolving, as mobile device makers continue to innovate on features and functionality, media channels become more interactive and develop their commerce capabilities, and merchants continually strive to create new ways to stand out in an increasingly digital economy. Traditional brick and mortar retailers seek to join the digital revolution by leveraging their brand and physical presence in new and innovative ways, particularly in the wake of the global COVID-19 pandemic, which accelerated digital commerce starting in 2020. Shopify strives, on behalf of merchants, to not just keep pace in this dynamic environment, but to bring to market new and better selling and buying experiences by leveraging what technology and connectivity have made possible.

We also invest in developing the tools to make it easier for our ecosystem partners to build on and for Shopify to extend the functionality and flexibility of the platform. We believe that by deepening the capabilities of our current solution set to meet the needs of more merchants in more geographies, by offering new and better ways for merchants to market, sell, and get their products to buyers, and by expanding the range of solutions we offer, we will be able to grow our addressable market and meet the needs of merchants in years ahead. Data analytics and machine learning are increasingly informing our product development efforts and we expect to continue investing in this area.

Growth Strategy

We have focused on rapidly growing our business and plan to continue heavily investing to drive future growth. We believe that our investments will increase our revenue base, improve the retention of our global base of merchants and strengthen our ability to increase sales to our merchants. Our growth strategy is driven by our mission: make commerce better for everyone. Key elements of our strategy include:

•Grow our Base of Merchants. We believe that we have a significant opportunity to increase the size of our current merchant base. We intend to grow our base of merchants primarily by inspiring entrepreneurship through marketing programs with a dedicated focus on product marketing and awareness-driven campaigns paired with global earned media efforts and ongoing content creation and distribution with an aim to educate. We also continue to invest in functionality to boost adoption of Shopify by merchants around the world. While we believe it is important to establish relationships early in the business lifecycle and grow along with our merchants, we also see opportunity with larger businesses looking for faster time-to-market and better value as they innovate to meet rapidly evolving buyer demands. As such, we are investing in direct sales efforts focused on acquiring larger merchants as well as brick and mortar retail merchants.

•Grow our Merchants’ Revenue. Our goals are closely aligned with the goals of our merchants. The more a merchant sells on our platform, the longer they are likely to remain with Shopify and the more revenue we generate as they process more transactions, upgrade plans, sell through new sales channels, ship more products, and use additional solutions. We intend to continue to improve our platform to help our merchants sell more and expect to continue to use initiatives such as Shopify blogs, our digital community, our online business training platform, Shopify Learn, global events and meetups, as well as exclusive learning and engagement initiatives to educate our merchants on how they can be even more successful with Shopify. Shopify’s support advisors, available 24/7, also may introduce our merchants to features of the platform at certain points in their journey that help them expand revenue. Shopify blogs are now available in nine languages and we continue to develop our many learning programs, such as Shopify Learn, a free online training program to help entrepreneurs build and grow a business. We are also investing in commercial efforts to help merchants unlock more of the value in Shopify's offerings by educating them about how our solutions can help them continue to grow their businesses.

•Continuous Innovation and Expansion of our Platform. Our platform is built to support innovation and the rapid technology changes in commerce and we have consistently expanded the functionality of our platform over the last decade. In addition to the suite of merchant solutions Shopify has added over time, we are continuously advancing our technologies, tooling, and infrastructure so merchants can not only keep pace with the rapid changes in commerce, but be among the earliest adopters of commerce innovation.

•Continue to Grow and Develop our Ecosystem. We have a thriving third-party ecosystem that includes app developers, theme designers, and other partners that bolster the functionality of our platform. In 2021, we made our terms more favorable to our app and theme developer partners by reducing our revenue share on the first $1 million of earnings in a calendar year to $0, and retaining 15% on subsequent revenue. These competitive terms increase the appeal of Shopify as a platform on which to build and enable partners to reinvest in their own growth and innovation. We also host an annual conference, Shopify Unite, to demonstrate to partners the opportunities that exist to collaborate in building the future of commerce technology. Our ecosystem has grown in part due to the platform’s functionality, which is highly extensible and can be expanded through our API. We believe that growing our ecosystem makes the Shopify platform more attractive and stickier, which further expands our merchant base, and in turn drives additional growth of our ecosystem.

•Continue to Expand our Referral Partner Programs. We have strong relationships with thousands of design and marketing agencies throughout the world. These agencies build merchant web and mobile shops on our platform. We intend to strengthen our existing relationships with referral partners and create new ones with the goal of expanding our overall merchant base.

•Continue to Build for the Long-term. We have a culture of iteration and experimentation with a focus on maximizing long-term value, and many of our investments are made with an eye toward what we believe merchants will require several years from now. Such longer-term initiatives include localizing the platform for international expansion, promoting our brand, expanding our existing services, introducing new solutions, and entering into strategic partnerships and acquisitions.

Technology

The Shopify platform is a multi-tenant cloud-based system that is engineered for high scalability, reliability, and performance. Open source has played a major role at Shopify from the beginning when our founder was active on the core team that built Ruby on Rails, the technology that powers much of the Shopify platform. We host the Shopify platform using cloud-based servers. Maintaining the integrity and security of our technology infrastructure is critical to our business, and we plan to invest further in our infrastructure to meet our merchants’ needs and maintain their trust. Our investment plans include increasingly optimizing our cloud-based infrastructure to deliver local performance and global reach to more merchants than ever before, with consistent levels of availability, performance and resiliency. The key attributes of the Shopify platform are:

•Security. Shopify conducts regular security assessments, which include but are not limited to third-party penetration tests, a bug bounty program, and vulnerability assessments. The findings that result from these security assessments feed into Shopify's risk management process for further assessment. Credit card processing on the Shopify platform is performed by a dedicated, highly scalable, geographically redundant, high-security environment with specialized policies and procedures in place. The environment is designed to be isolated and secure and exceeds the requirements of PCI DSS. We have been certified as a PCI DSS Level 1-compliant service provider, which is the highest level of compliance available, and we undergo external audits for PCI and SOC 2 Type 2. To keep our merchants' data secure, we use technology including firewalls, advanced encryption, and intrusion detection systems, and offer two-factor authentication.

Further to building trust with our merchants and their buyers, our partners, and other stakeholders, Shopify makes its Privacy Policy available on its website, which describes how we collect, use and protect personal information.

•Scalability. The cloud-based architecture of our platform has been designed to support sudden traffic and order spikes from our merchants. We use a technology called “containerization” to efficiently scale our computing resources across our platform. We have benchmarked the Shopify platform to handle at least 540,000 requests per second and 27,000 orders per minute based on platform load testing.

•Reliability. Our platform includes cloud-based servers that are fault-tolerant and ensure that our platform is highly reliable. Because Shopify is at the heart of our merchants’ businesses, we employ a highly redundant, horizontally scalable, shared architecture to ensure resiliency and high availability.

•Performance. We believe that the faster and more accessible our merchants’ shops appear to their buyers, the more our merchants will sell. We have a dedicated team that is constantly profiling and optimizing the performance of the Shopify platform. We leverage content delivery networks with global points of presence to ensure that content and data is delivered quickly to users across the globe. In 2021, online shops hosted on our platform had sub-100 millisecond median response times; our merchants’ shops averaged 7.1 billion monthly browsing sessions, most of which were from mobile devices; and we processed an average of 152.6 million orders per month.

•Deployment. The Shopify platform is “single branch” software, which means that all of our merchants use the latest version of Shopify at all times. The result is that we have no overhead in maintaining older versions of our platform. Our software deployment process enables us to quickly distribute new software as soon as it is ready. This is made possible by our ongoing investment in end-to-end automation and comprehensive test suites.

Competition

Our market is transforming, competitive, and highly fragmented, and we expect competition to increase in the future. We believe the principal competitive factors in our market are:

•vision for commerce and product strategy;
•simplicity and ease of use for merchants and their buyers;
•integration of multiple sales channels;
•embedding of commerce functionality onto more surfaces;
•cost-effective solutions;
•vast and growing app ecosystem;
•breadth and depth of functionality;
•pace of innovation;
•powerful data analytics;
•ability to scale;
•security and reliability;
•support for a merchant’s brand development; and
•brand recognition and reputation.

With respect to each of these factors, we believe that we compare favorably to our competitors.

While we believe no competitor currently offers an integrated, multi-channel, cloud-based commerce platform with comparable functionality to ours, the rapid growth of ecommerce and of independent brands may attract new entrants or new offerings from existing competitors. Additionally, some merchants may elect to piece together technology that overlaps with our own from other providers such as:

•ecommerce software vendors;
•content management systems;
•payment processors;
•POS software providers;
•domain registrars;
•shipping label providers;

•fulfillment service providers;
•alternative lenders;
•financial services;
•cross-border services providers; and
•marketplaces.

Intellectual Property

Our intellectual property and proprietary rights are important to our business. In our efforts to safeguard them, we rely on a combination of copyright, trade secret, trade dress, domain names, trademarks, patents, and other rights in Canada, the United States, and other jurisdictions in which we conduct our business. We also have confidentiality agreements, assignment agreements, and license agreements with employees, contractors, merchants, distributors, and other third parties, which limit access to and use of our proprietary intellectual property. Although we rely, in part, upon these legal and contractual protections, we believe that factors such as the skills and ingenuity of our employees, as well as the functionality and frequent enhancements to our platform, make our intellectual property difficult to replicate.

We are subject to certain risks related to our intellectual property. For more information, see "Risk Factors - Risks Related to our Business and Industry."

Property

We are headquartered in Ottawa, Canada. We do not own any real property. We believe that our current facilities are adequate to meet our current needs and we expect to continue to adapt our facilities as we respond to the evolving circumstances driven by the COVID-19 pandemic.

Culture and Talent

Culture and Employees

If you have ambitious goals, you need an equally ambitious team. Shopify is composed of highly talented, deeply caring individuals all working on making commerce better for everyone. Our culture is continuously being redefined with every person that joins our company, but, at our core, we value people who:

•are impactful;
•are merchant-obsessed;
•make great decisions quickly;
•thrive on change;
•are constant learners; and
•build for the long term.

Our values work in concert with our rules of engagement, which govern how we agree to interact with one another. We believe the more voices in entrepreneurship the better. We embrace being multicultural and celebrate the differences that occur naturally within teams, departments, and locations.

How We Work

Shopify employees began working remotely in 2020 following the onset of the COVID-19 pandemic. The effects of COVID-19 led us to reimagine the way we work, resulting in the decision to become a digital-first company. We have coined this way of working 'digital-by-design'. In 2021, we continued to reduce our leased footprint and transition remaining spaces to their future intended purpose, including use for team collaboration and events, to align with our digital-by-design principle of enabling our employees to have high-intent in-person interactions with their teams several times a year. Shopify is also providing employees with the technology and resources to have quality remote work experiences and deliver high-impact work. We believe digital-by-design will yield longer-term benefits, including helping our employees stay healthy and safe, unlocking a diverse global talent pool, eliminating unnecessary commutes and fast-tracking new and better ways to work together that are more productive and rewarding.

Learning and Development

Shopify values continuous learning and personal development. We are a fast-growing company that is constantly striving to get better. We expect to see similar growth from everyone on our team. We offer opportunities to our employees to learn and grow so they feel engaged and are progressing in their careers, which include:

Hack Days. We deeply value innovation and experimentation. Every few months we take a break from our regular work for “Hack Days”, three full days when we encourage our employees to step out of their “day jobs” to tackle a new problem or project that inspires them and adds value to Shopify. “Hack Days” is an expression of Shopify’s culture of innovation and experimentation. Coming together to solve problems outside of their day-to-day work, Shopify employees collaborate across different teams and regions, learn together, and have fun while producing something that will make Shopify better. This global, cross-discipline collaboration promotes a sense of community and belonging on the Shopify team, which is especially important as we grow globally and have more employees distributed internationally.

Own Your Own Development Program. Personal growth and development and constant learning are central to Shopify's culture. We encourage Shopify employees to map their personal learning journey through our "Own Your Own Development" program. Employees around the world can access courses, conferences, and workshops to build their skills and mastery, no matter where they're located.

Leading at Shopify. People leadership is critical to help employees and teams develop into their most impactful selves. Shopify offers Leading at Shopify, a leadership development program that focuses on mission-critical topics to support leadership learning for people-leads of all levels.

Coaching. Shopify employs professional coaches who fuel our mission every day by helping to grow the people and teams that make our mission a reality. We offer customized programs for individuals and teams to accelerate their development in order to generate greater impact and sustainable performance.

We are intentional in building a culture and environment that empowers care and growth in high-impact people. We offer wellness resources and programs across four pillars: financial, mental, physical, and social wellness, including an Employee Assistance Program that provides employees with confidential help for any work, health, or life concern. We measure employee engagement through regular pulse checks, including an annual survey. In a 2021 company-wide employee survey, nearly three out of four respondents reported that Shopify motivates them to go above and beyond what they would in a similar role elsewhere. We consider our relationship with our employees to be excellent.

We recruit our employees through multiple avenues including internships, campus recruiting, and global outreach.

As of December 31, 2021, we had more than 10,000 employees and contractors worldwide. None of our employees is represented by a labor organization or is a party to a collective bargaining arrangement, with the exception of a small number of employees in France and Spain who are covered by mandatory industry-wide collective bargaining agreements in accordance with local law.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet, many of which are still evolving and could be interpreted in ways that could harm our business. Concern about the use of software as a service ("SaaS") platforms for illegal conduct, such as money laundering or supporting terrorist activities, may in the future result in legislation or other governmental action that could require changes to our platform. Similarly, concerns around online platforms facilitating, enabling, or hosting the distribution of illegal or otherwise harmful content, goods, or services, may in the future result in legislation or other governmental action that could require changes to our platform.

We are subject to U.S. and Canadian laws and regulations that govern or restrict our business and activities in certain countries and with certain persons, including the economic sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control, the sanctions regulations administered or enforced by the Office of the Superintendent of Financial Institutions in Canada, and the export control laws administered by the U.S. Commerce Department’s Bureau of Industry and Security, the U.S. State Department’s Directorate of Defense Trade Controls and the Canadian Export and Import Controls Bureau. We are currently subject to a variety of laws and regulations in Canada, the United States, the European Economic Area and elsewhere related to payment processing and other financial services. Depending on how Shopify Payments, Shop Pay Installments, Shopify Balance and our other merchant solutions evolve, we may be subject to additional laws in Canada, the United States, the United Kingdom, Australia, Ireland, New Zealand, Singapore, Hong Kong, Japan, Germany, Spain, Italy, Denmark, the Netherlands, Sweden, Austria, Belgium, and elsewhere.

We are also subject to federal, state, provincial, and foreign laws regarding cybersecurity, privacy, and the protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal information data and our agreements with certain merchants require us to notify them in the event of a security incident. Additionally, some jurisdictions as well as our contracts with certain merchants require us to use industry-standard or reasonable measures to safeguard personal information or confidential information, and thereby mitigate the risk of a security incident.

In addition, our reputation and brand may be negatively affected by the actions of merchants or their users or partners that are deemed to be hostile, offensive, inappropriate or unlawful. While we use technology to monitor for compliance with and eligibility for certain Shopify offerings, we do not proactively and comprehensively monitor or review the appropriateness of all content on all of our merchants’ shops in connection with our services, and we do not have control over the activities in which merchants’ buyers engage. While we have adopted policies regarding illegal or offensive use of our platform, merchants or their customers could nonetheless engage in these activities without our knowledge. The safeguards we have in place may not be sufficient to avoid harm to our reputation and brand, especially if such hostile, offensive or inappropriate use was high profile, which could adversely affect our ability to expand our merchant subscription base, could attract regulatory scrutiny or litigation threats, and could harm our business and financial results.

We could also be subject to liability related to the content on merchants’ shops, products and services sold by merchants, or other activities of our merchants. In many jurisdictions, new laws, regulations or rules relating to the liability of providers of online services for activities of their customers and other third parties are currently being proposed and debated, or otherwise being tested in court. This liability could relate to a number of different types of legal claims or concerns, including concerns relating to unfair competition, copyright and trademark infringement, defamation, invasion of privacy or other torts, products liability, and other theories based on the nature of the relevant goods, services, or content. Any legislation, court ruling or other governmental regulation or action that imposes liability on providers of online services in connection with the activities of their customers or their customers’ users could harm our business. In such circumstances we may also be subject to liability under applicable law, which may not be fully mitigated by our terms of service. Any liability attributed to us could adversely affect our brand, reputation, ability to expand our subscriber base, and financial results.
GENERAL DEVELOPMENT OF THE BUSINESS

As of December 31, 2021, the Company operated in a single operating and reportable segment.

Three-Year History

In the fourth quarter of 2021:

Shopify launched our integrated retail hardware with payments to retail merchants in the Netherlands.

Shopify launched the Shopify Global ERP Program, which allows select ERP partners, initially including Microsoft, Oracle NetSuite, Infor, Acumatica, and Brightpearl, to build direct integrations into the Shopify App Store.

Shopify launched the Spotify channel, enabling artist-entrepreneurs on Spotify to connect their Spotify for Artists accounts with their Shopify online stores, where they can sync their product catalogues and seamlessly showcase products directly on their Spotify profile.

In the third quarter of 2021:

Shopify launched Shopify Markets, a product that makes cross-border commerce easier for entrepreneurs by enabling merchants to enter new markets, and increase buyer trust and conversion with tailored experiences for each market.

Shopify began rolling out Shopify Balance, our money management product, to merchants in the United States.

Shopify introduced TikTok Shopping to merchants, enabling merchants with a TikTok For Business account to add products that link directly to their online store checkout.

Shopify launched our All-New POS Pro software for Android devices, and launched our integrated retail hardware with payments to retail merchants in Germany and New Zealand.

Shopify opened a brick and mortar space in New York City featuring Shopify’s products, services, and technology, and serving as a hub where merchants can receive hands-on support, inspiration, and education to help grow their business.

Shopify launched Shopify Shipping in the United Kingdom, enabling British merchants to easily purchase shipping labels directly from the Shopify merchant admin, saving them time and money.

Shopify eliminated its revenue share on the first million dollars made by app and theme developer partners annually in the Shopify App Store and Shopify Theme Store, respectively, extending more generous terms in order to increase our support for developers, expand what gets built on Shopify, and attract the best developers in the world to support Shopify’s mission.

In the second quarter of 2021:

Shopify introduced a new retail integrated card reader with payments using our All-New POS software in the United Kingdom, Ireland, and Australia.

Shopify made Shop Pay Installments, a ‘buy now, pay later’ product that lets merchants offer their buyers more payment choice and flexibility at checkout, generally available to all eligible merchants in the United States.

Shopify announced that Shop Pay will become available to all merchants selling in the United States on Facebook and Google, even if they don’t use Shopify’s online store.

In the first quarter of 2021:

Shopify sold 1,180,000 Class A subordinate voting shares at a price to the public of $1,315 per share for aggregate gross proceeds, before underwriting discounts and offering costs, of $1,551,700,000, to strengthen its balance sheet and provide flexibility to fund its growth strategies.

Shopify announced, on March 9, 2021, that it had purchased more Direct Air Capture carbon removal (i.e. atmospheric carbon dioxide stored underground and not for enhanced oil recovery or any other type of fossil fuel extraction) than any other company in history with our agreement to purchase 10,000 tonnes of removal from Carbon Engineering in addition to our previous commitment to purchase 5,000 tonnes from Climeworks.

In the fourth quarter of 2020:

Shopify began collecting subscription revenue for our Retail POS Pro subscription offering, which was launched in the second quarter.

Shopify announced a collaboration with Operation HOPE to support that organization’s goal to create one million new Black-owned businesses in the U.S. by 2030. Shopify intends to provide up to $130 million of in-kind resources to support Operation HOPE’s efforts to reduce systemic barriers to entry to entrepreneurship historically faced by the Black community.

Shopify launched the TikTok channel, enabling merchants to market their products using TikTok for Business. Merchants are able to create in-feed video ads that autoplay between videos while users scroll through their For You page.

Shopify partnered with the Victoria State government in Australia to participate in the Small Business Digital Adaptation Program and the New York State government to participate in Empire State Digital. The aim of both programs is to more easily bring small businesses online and help them adapt to a digital economy.

In the third quarter of 2020:

Shopify launched Shopify Payments in Belgium, enabling iDEAL as a local payment method and supporting Bancontact debit payments, expanding the availability of Shopify Payments to 17 countries.

Shopify announced a partnership with the Government of Canada through the ‘Go Digital Canada’ program to bring thousands of small Canadian businesses online and help them adapt to a digital economy.

Shopify Studios debuted its first series with a major television network. ‘I Quit’, which aired on the Discovery channel, is a premium docuseries featuring real-life entrepreneurs who give up their “9-5” jobs to focus 100% on launching their own businesses.

Shopify issued $920,000,000 aggregate principal amount of 0.125% convertible senior notes due 2025 and sold 1,265,000 Class A subordinate voting shares at a price to the public of $900 per share for aggregate gross proceeds, before underwriting discounts and offering costs, of $1,138,500,000, to strengthen our balance sheet and provide flexibility to fund our growth strategies.

In the second quarter of 2020:

Shopify held its first virtual partner event, Shopify Reunite, where we announced new products and features to help our merchants adapt to the future of commerce.

Shopify made the new Shopify Plus Admin generally available to all Shopify Plus merchants, enabling them to operate their business as an organization by managing multiple stores, analytics, staff accounts, user permissions, and automation tools like Shopify Flow in one place.

Shopify introduced the Facebook Shops channel, enabling Shopify merchants to customize and merchandise their storefronts within Facebook and Instagram through Facebook Shops, while managing their products, inventory orders, and fulfillment directly within Shopify.

Shopify launched the Walmart channel, enabling Shopify merchants to sell their products on Walmart.com.

Shopify launched the all-new Shopify POS, a faster, more intuitive, and more scalable POS software designed to meet the needs of our most complex brick and mortar retailers.

Shopify launched the Shopify Tap & Chip Card Reader in Canada, bringing contactless payments hardware to Canadian retailers using Shopify POS.

Shopify launched Shop, an innovative mobile shopping app that creates a more intuitive online shopping experience, bringing together our expertise in commerce and proven features from Shop Pay, our accelerated checkout, and Arrive, an app to track online orders.

Shopify launched Shopify Capital in Canada, expanding the availability of Shopify Capital to three countries.

Shopify launched Shopify Shipping in Australia partnering with courier services company, Sendle.

Shopify launched Shopify Payments in Austria, expanding the availability of Shopify Payments to 16 countries.

Shopify sold 2,127,500 Class A subordinate voting shares at a price to the public of $700 per share for aggregate gross proceeds, before underwriting discounts and offering costs, of $1,489,250,000, to strengthen its balance sheet to support further growth initiatives.

In the first quarter of 2020:

Shopify introduced a number of initiatives to support our merchants and protect our stakeholders during the ongoing COVID-19 pandemic, including an extended 90-day free trial for all new standard plan signups, availability of gift card capabilities to merchants on all plans, and introduction of local in-store/curbside pickup and delivery.

Shopify launched Shopify Capital in the UK, working with a UK-based partner, expanding the availability of Shopify Capital to two countries.

Shopify opened an R&D Centre in Ottawa, Canada to trial new robotics and fulfillment technologies and initially fulfill Canadian-based orders.

Shopify joined the Libra Association, an independent not-for-profit membership association collaborating to build a simple, inclusive, and global cryptocurrency.

In the fourth quarter of 2019:

Shopify acquired 6 River Systems, a leading provider of collaborative warehouse fulfillment solutions, to accelerate the growth of Shopify Fulfillment Network while also supporting 6 River Systems to continue building and selling their solution for warehouses.

Shopify launched Shopify Email, a native email marketing tool designed to help merchants build direct relationships with shoppers by enabling merchants to create, run, and track email marketing campaigns within Shopify Marketing.

In the third quarter of 2019:

Shopify surpassed one million merchants worldwide on our platform, hitting a major milestone and reflecting the continued expansion of Shopify’s global community of entrepreneurs.

Shopify launched the Shopify Sustainability Fund. Shopify intends to spend at least five million dollars annually to invest in areas like carbon sequestration, neutralizing our carbon footprint, sustainable packaging, and enabling our merchants and their buyers to participate.

Shopify launched Shopify Chat, our first native chat function that allows merchants to have real-time conversations with customers visiting their stores and provide a better shopping experience.

Shopify sold 2,185,000 Class A subordinate voting shares at a price to the public of $317.50 per share for aggregate gross proceeds, before underwriting discounts and offering costs, of $693,737,500, to strengthen its balance sheet to support further growth initiatives.

In the second quarter of 2019:

Shopify announced the expansion of its platform into fulfillment, with the launch of an early access program for Shopify Fulfillment Network, created to provide merchants with a network of distributed fulfillment centers that utilizes machine learning to ensure timely deliveries and lower shipping costs, enabling merchants to put their brand and customer experience front and center.

Shopify expanded the platform’s global capabilities by making the platform available in 11 additional languages, while also adding ways for merchants to reach international shoppers, including a Translations API to store translated buyer-facing content such as products, collections, and blog posts, and enabling merchants to sell in multiple currencies with Shopify Payments.

Shopify launched Shopify Payments in the Netherlands, enabling iDEAL as a local online banking payment method in addition to credit card payments and in Denmark, Shopify Payments will support Visa Dankort’s debit payments expanding the availability of Shopify Payments to 13 countries.

In the first quarter of 2019:

Shopify launched Shopify Studios, a full-service TV and film content development and production house, with the goal of redefining and inspiring entrepreneurship through accessible, relevant, and entertaining content, paving the path for future business owners and innovators.

Shopify launched a multi-currency feature for Shopify Plus merchants using Shopify Payments, enabling these merchants to sell in multiple currencies and get paid in their local currency.

RISK FACTORS

In addition to any other risks contained in this AIF, as well as our "Management’s Discussion and Analysis" and our audited financial statements and related notes, the risks described below are the principal risks that could have a material and adverse effect on our business, financial condition, results of operations, cash flows, future prospects or the trading price of our Class A subordinate voting shares. This AIF also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See "Forward-Looking Information."

Risks Related to Our Business and Industry

Our rapid growth may not be sustainable and depends on our ability to attract new merchants, retain revenue from existing merchants and increase sales to both new and existing merchants.

We principally generate revenues through the sale of subscriptions to our platform and the sale of additional solutions to our merchants. Our merchants have no obligation to renew their subscriptions after their subscription term expires. As a result, even though the number of merchants using our platform has grown rapidly in recent years, there can be no assurance that we will be able to retain these merchants. Our rapid growth may also make it difficult to accurately assess our future prospects or fully discern the trends that we are subject to.

We have historically experienced merchant turnover as a result of many of our merchants being SMBs that are more susceptible than larger businesses to general economic conditions and other risks affecting their businesses. Many of these SMBs are in the entrepreneurial stage of their development and there is no guarantee that their businesses will succeed. Such merchants may be particularly susceptible to any extended impact of the COVID-19 pandemic, related restrictions, and general economic conditions. New merchants joining our platform may also decide not to continue or renew their subscription for reasons outside of our control. Our costs associated with subscription renewals are substantially lower than costs associated with generating revenue from new merchants or costs associated with generating sales of additional solutions to existing merchants. Therefore, if we are unable to retain revenue from existing merchants or if we are unable to increase revenues from existing merchants, even if such losses are offset by an increase in new merchants or an increase in other revenues, our operating results could be adversely impacted.
We may also fail to attract new merchants, retain revenue from existing merchants or increase sales to both new and existing merchants as a result of a number of other factors, including: reductions in our current or potential merchants’ spending levels; competitive factors affecting the software as a service ("SaaS") business software applications market, including the introduction of competing platforms, discount pricing and other strategies that may be implemented by our competitors; our ability to execute on our growth strategy and operating plans including initiatives such as Shopify Fulfillment Network and new solutions offerings; concerns relating to actual or perceived data incidents and security breaches; the frequency and severity of any system outages; technological changes or problems; our ability to expand into new market segments and internationally; a decline in the number of entrepreneurs; a decline in our merchants’ level of satisfaction with our platform and merchants’ usage of our platform; the difficulty and cost to switch to a competitor may not be significant for many of our merchants; changes in our relationships with third parties, including our partners, app developers, theme designers, referral sources and payment processors; the timeliness and success of new products and services we may offer in the future; and our focus on long-term value over short-term results, meaning that we may make strategic decisions that may not maximize our short-term revenue or profitability if we believe that the decisions are consistent with our mission and will improve our financial performance over the long-term. Due to these factors and the continued evolution of our business, our historical revenue growth rate and operating margin may not be indicative of future performance.

In the long term, we anticipate that our growth rate will decline over time to the extent that the number of merchants using our platform increases and we achieve higher market penetration rates. If our growth rate declines, investors' perception of our business may be adversely affected and the trading price of our Class A subordinate voting shares could decline as a result. To the extent our growth rate slows, our business performance will become increasingly dependent on our ability to retain revenue from existing merchants and increase sales to existing merchants.

Our business could be harmed if we fail to manage our growth effectively.

The rapid growth we have experienced in our business places significant demands on our operational infrastructure. The scalability and flexibility of our platform depends on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for bandwidth. The growth in the number of merchants using our platform and the number of orders processed through our platform has increased the amount of data and requests that we process. Any problems with the transmission of increased data and requests could result in harm to our brand or reputation. Moreover, as our business grows, we will need to devote additional resources to improving our operational infrastructure and continuing to enhance its scalability in order to maintain the performance of our platform.

Our growth has placed, and will likely continue to place, a significant strain on our managerial, administrative, operational, financial and other resources. We have grown from approximately 7,000 employees and contractors at December 31, 2020 to over 10,000 employees and contractors at December 31, 2021. We intend to further expand our overall business, including significantly increasing headcount, with no assurance that our revenues will continue to grow. As we grow, we will be required to continue to improve our operational and financial controls and procedures, which may be challenging in the context of a remote-first, digital-by-design work model, and we may not be able to do so effectively. We are also subject to the risks of over-hiring and/or over-compensating our employees and over-expanding our operating infrastructure.

In addition, we believe that an important contributor to our success has been our corporate culture, which we believe fosters innovation, teamwork and passion for our merchants, and a focus on attractive design and technologically advanced and well-crafted software and products. Most of our employees have been with us for fewer than two years as a result of our rapid growth and many have joined after we shifted to a remote work environment. As we continue to grow, we must effectively integrate, develop, and motivate a growing number of new employees who are working remotely and based in various countries around the world, while at the same time preserving our ability to execute quickly on new features and initiatives. We may find it difficult to maintain our corporate culture in these circumstances, which could limit our ability to innovate and operate effectively. Any failure to preserve our culture could also negatively affect our ability to retain and recruit personnel, to continue to perform at current levels, or to execute on our business strategy effectively and efficiently. Additionally, while most of our operations can be performed remotely, there is no guarantee that we will be as productive while working remotely over the long term or that we will be able to fully scale our operations to support effective global remote work.

Our business is highly competitive. We may not be able to compete successfully against current and future competitors.

We face competition in various aspects of our business and we expect such competition to intensify in the future, as existing and new competitors introduce new services or enhance existing services and as our business continues to evolve. We have competitors with longer operating histories, larger customer bases, greater brand recognition, greater experience and more extensive commercial relationships in certain jurisdictions, and greater financial, technical, marketing, and other resources than we do. Our potential new or existing competitors may be able to develop products and services better received by merchants or may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, regulations or merchant requirements. In addition, some of our larger competitors may be able to leverage a larger installed customer base and distribution network to adopt more aggressive pricing policies and offer more attractive sales terms, which could cause us to lose potential sales or to sell our solutions at lower prices. We also face competition from niche companies that offer particular products that attempt to address certain of the problems that our platform solves or certain merchant needs. As our business evolves, the competitive pressure to innovate will encompass a wider range of products and services including hardware devices, fulfillment solutions and consumer products. While we have invested, and expect to continue to invest in such products and services, there is no assurance that these efforts will satisfy evolving merchant and buyer demands, achieve expected returns, permit us to sustain or enhance our competitive advantage, or result in our ability to recoup our investments in a timely manner, or at all.

Competition may intensify as our competitors enter into business combinations or alliances or raise additional capital, or as established companies in other market segments or geographic markets expand into our market segments or geographic markets. For instance, certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against us in areas where we operate by, among other things, integrating competing platforms, applications, or features into products they control such as search engines, web browsers, mobile device operating systems or social networks; by making acquisitions; or by making access to our platform more difficult including by changing the terms of service related to their products, which could impact any relationship we have with those competitors and adversely impact our results of operations and those of our merchants. For example, many large technology platforms have started to impose, and will likely continue to impose, restrictions on the ability of other parties to access or use data from their customers and users. Google has announced changes to the ways that third parties can use web browsers to obtain user information and Apple has implemented similar changes to iOS 14 that will impact how applications and third parties can access user information. These increasingly restrictive practices could affect our merchants' ability to sell or market their offerings, which could affect the demand for our platform and lead to the loss of current or prospective merchants or other business relationships. Local competitors may also be more established in international markets with a better understanding of local customs, providing them a competitive advantage. We also expect new entrants to offer competitive services. If we cannot compete successfully against current and future competitors, our business, results of operations and financial condition could be negatively impacted.

We store personal information including of our merchants and their buyers and users of our apps. If the security of this information is compromised or is otherwise accessed without authorization, our reputation may be harmed and we may be exposed to liability and loss of business.

We store personal information, credit card information and other confidential information of our merchants and their buyers, our partners, and consumers with whom we have a direct relationship. Mobile applications integrated with Shopify and the third-party apps available for our platform may also store personal information, credit card information and/or other confidential information. While we use technology to monitor for compliance with and eligibility for certain Shopify offerings, we do not proactively and comprehensively monitor all content on all of our merchants’ shops, or the information provided to us through the applications integrated with Shopify, and, therefore, we do not control the substance of the content on our platform, which may include personal information. Additionally, we use dozens of third-party service providers and subprocessors to help us deliver services to merchants and their buyers. These service providers and subprocessors may store or access personal information, credit card information and/or other confidential information.

There have been in the past and may be in the future successful attempts to obtain or to provide unauthorized access to the personal or confidential information of our partners, our merchants, our merchants’ buyers, and consumers with whom we have a direct relationship, including as a result of breaches of a secure network by an unauthorized party, software vulnerabilities or coding errors, human error or malfeasance including employee, contractor or vendor theft or misuse or other misconduct. The security measures we have integrated into our internal networks and platform, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect our internal networks and platform against certain attacks. In addition, techniques used to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, we, and third parties we work with, including service providers we use and third-party apps or other services used by our merchants, may be unable to anticipate these techniques or implement adequate preventative measures. The unauthorized release, unauthorized access or compromise of personal or confidential information of our partners, our merchants, our merchants’ buyers, and consumers with whom we have a direct relationship could have a material adverse effect on our business, reputation, financial condition and results of operations. Even if such a data breach did not arise out of our actions or inaction, or if it were to affect one or more of our competitors or our merchants’ competitors, rather than Shopify itself, the resulting consumer concern could negatively affect our merchants and/or our business. In general, cyberattacks and other malicious internet-based activity may increase if attackers seek to target any vulnerabilities that could be created by the ongoing impact of the COVID-19 pandemic and related changes to businesses and operating procedures and we may be the target of such attacks.

We are also subject to federal, state, provincial and foreign laws regarding cybersecurity and the protection of data. Some jurisdictions have enacted laws requiring companies to notify individuals and government regulators of security breaches involving certain types of personal information and our agreements with certain merchants and partners require us to notify them in the event of certain security incidents. Additionally, some jurisdictions, as well as our contracts with certain merchants, require us to use industry-standard or reasonable measures to safeguard personal information or confidential information. These laws, which tend to focus around individuals’ financial and payment related information, are increasingly relevant to us, as we continue to collect and store more payment information from buyers directly through services such as Shop Pay.

Our failure to comply with legal or contractual requirements around the security of personal information could lead to significant fines and penalties imposed by regulators, as well as claims by our merchants, their buyers, or other relevant stakeholders. These proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or injunctive relief, divert management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation and the demand for our solutions. In addition, if our security measures fail to protect credit card information adequately, we could be liable to our partners, our merchants, their buyers, and consumers with whom we have a direct relationship, for their losses, as well as our payments processing partners under our agreements with them. As a result, we could be subject to fines and higher transaction fees, we could face regulatory or other legal action, and our merchants could end their relationships with us. There can be no assurance that the limitations of liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities or damages with respect to any particular claim. We also cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that our insurers will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds our available insurance coverage, or changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and results of operations.

Security breaches, denial of service attacks, or other hacking and phishing attacks on our systems or other security breaches could delay or interrupt service to our merchants, their buyers, and others who use our services, harm our reputation or subject us to significant liability, and adversely affect our business and financial results.

We operate in an industry that is prone to cyberattacks. In the past, we have been subject to system interruptions and delays including as a result of distributed denial of service ("DDoS attacks"), a technique used by hackers to take an internet service offline by overloading its servers. A DDoS attack or security breach could delay or interrupt service to our merchants and their buyers and may deter buyers from visiting our merchants’ shops. Our platform, our apps, and third-party apps may be subject to such attacks in the future and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, computer malware, viruses, and hacking and phishing attacks by third parties are prevalent in our industry. We have experienced such attacks in the past and may experience such attacks in the future. Such attacks may result in an interruption of service on our platform or the loss or unauthorized disclosure of confidential information. As a result of our increased visibility, the size of our merchant base, and the increasing amount of confidential information we process, we believe that we are increasingly a target for such breaches and attacks, in particular because attackers tend to focus their efforts on popular offerings with a large user base. Our shift to a remote-first work environment could also impact the security of our platform and systems as well as our ability to prevent attacks or respond to them quickly. In addition, as new remote employees join our company, the risk of fraud and security breaches may also increase.

Moreover, our platform, our apps, and third-party apps available for our platform have in the past been, and in the future could be, breached if vulnerabilities in our platform or third-party apps are exploited by unauthorized third parties or due to employee, contractor or vendor error, malfeasance, or otherwise. Further, third parties may attempt to fraudulently induce employees, contractors, merchants, or partners into disclosing sensitive information such as user names, passwords or other information or otherwise compromise the security of our internal networks, electronic systems and/or physical facilities in order to gain access to our data or our merchants’ data. Since techniques used to obtain unauthorized access change frequently and the size and severity of DDoS attacks and security breaches are increasing, we may be unable to implement adequate preventative measures or stop DDoS attacks or security breaches while they are occurring.

Any actual or perceived DDoS attack or security breach could damage our reputation and brand, expose us to a risk of litigation and possible liability and require us to expend significant capital and other resources to respond to and/or alleviate problems caused by the DDoS attack or security breach. Some jurisdictions have enacted laws requiring companies to notify individuals or government regulators of data security breaches involving certain types of personal data and our agreements with certain merchants and partners require us to notify them in the event of a security incident. Such mandatory disclosures are costly, could lead to negative publicity, and may cause our merchants to lose confidence in the effectiveness of our data security measures. Moreover, if a high profile security breach occurs with respect to another SaaS provider, merchants may lose trust in the security of the SaaS business model generally, which could adversely impact our ability to retain revenue from existing merchants or attract new ones. Similarly, if a high profile security breach occurs with respect to a retailer or commerce platform, buyers may lose trust in ecommerce more generally, which could adversely impact our merchants’ businesses. Any of these events could harm our reputation or subject us to significant liability, and materially and adversely affect our business and financial results.

If we fail to improve and enhance the functionality, performance, reliability, design, security and scalability of our platform and innovate and introduce new solutions in a manner that responds to our merchants’ evolving needs, our business may be adversely affected.

The markets in which we compete are characterized by constant change and innovation and we expect them to continue to evolve rapidly. Our success has been based on our ability to identify and anticipate the needs of our merchants and design and maintain a platform that provides them with the tools they need to operate their businesses. Our ability to attract new merchants, retain revenue from existing merchants, and increase sales to both new and existing merchants will depend in large part on our ability to continue to improve and enhance the functionality, performance, reliability, design, security, and scalability of our platform and to innovate and introduce new solutions. If we fail to anticipate merchants' rapidly changing needs and expectations or adapt to emerging trends, our market share and operating results and financial condition could suffer.

Furthermore, we expect that the number of merchants on our Shopify Plus plan will continue to expand and as the number of merchants with higher volume sales increases, so does the need for us to offer increased functionality, performance, reliability, scalability and support, which requires us to devote additional resources to such efforts. To the extent we are not able to enhance our platform’s functionality to satisfy these requirements, our business, operating results and financial condition could be adversely affected.

We may experience difficulties with software development that could delay or prevent the development, introduction or implementation of new solutions and enhancements. Software development involves a significant amount of time for our research and development team, as it can take our developers months to update, code and test new and upgraded solutions and integrate them into our platform. We must also continually update, test and enhance our software platform. For example, our design team spends a significant amount of time and resources incorporating various design enhancements, such as customized colors, fonts, content and other features, into our platform. The continual improvement and enhancement of our platform requires significant investment and we may not have the resources to make such investment. We may make significant investments in new solutions or enhancements that may not achieve expected returns and such solutions or enhancements may not result in our ability to recoup our investments in a timely manner, or at all. The improvement and enhancement of the functionality, performance, reliability, design, security and scalability of our platform is expensive and complex, and to the extent we are not able to execute on these efforts in a manner that responds to our merchants’ evolving needs, our business, operating results and financial condition will be adversely affected.

Our limited operating history in new and developing markets and new geographic regions makes it difficult to evaluate our current business and future prospects and may increase the risk that we will not be successful.

We operate in new and developing markets that may not develop as we expect and elements of our business strategy are new and subject to ongoing development. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries, including increasing and unforeseen expenses as we continue to grow our business. If we do not manage these risks successfully, our business, results of operations and prospects will be harmed.

Our future success will depend in part upon our ability to continue to expand into new geographic regions and solutions and we will face risks entering markets in which we have limited or no experience, which have additional complexity and in which we have limited or no brand recognition. It is costly to establish, develop and maintain international operations, and to promote our brand internationally. In addition, continuing to expand into new geographic regions including those where the main language is not English requires substantial expenditures and will take considerable time and attention, and we may not be successful enough in these new markets to recoup our investments in a timely manner, or at all. Our efforts to expand into new geographic regions may not be successful, which could limit our ability to grow our business.

Our business is susceptible to risks associated with international operations, including international sales and the use of our platform in various countries.

We currently have merchants in approximately 175 countries and we expect to continue to expand our international operations and penetration in international markets in the future and to expand our workforce globally in a remote-first, digital-by-design work environment. However, our international sales and the use of our platform in various countries subject us to risks that we do not generally face with respect to domestic sales within North America. These risks include, but are not limited to:

•greater difficulty in enforcing contracts, including our universal terms of service and other agreements;
•burdens, complexity, and potential delays involved with compliance with foreign laws and regulations and laws and regulations applicable to international or cross-border operations including tariffs and customs, export controls, taxation, copyright, consumer protection, international trade, anti-money laundering, sanctions laws, and data privacy and data localization laws that may require that merchant and buyer data and data of consumers with whom we have a direct relationship be stored and processed in a designated territory;
•potentially restrictive actions by foreign governments or regulators, including actions that prevent or limit our access to our platform, services, apps, or websites and uncertainty regarding liability for services and content;
•difficulties in managing systems integrators and technology partners;
•differing technology standards and different strategic priorities for merchants in various jurisdictions and costs and difficulties associated with localizing our platform and solutions including developing products in multiple languages and tailored for local preferences including challenges supporting our merchants as we implement new products and solutions to enable them to sell internationally;

•potentially adverse tax consequences, including the complexities of foreign value-added tax (or other tax) systems and restrictions on the repatriation of earnings;
•increased financial accounting and reporting burdens and complexities;
•different employee/employer relationships and labor regulations including the existence of work councils and labor unions and statutory equity requirements and other challenges caused by distance, language, and cultural differences;
•difficulties in managing an increasingly dispersed workforce including the need to implement appropriate systems, policies, benefits and compliance programs;
•uncertain political and economic climates and increased exposure to global political, economic, and social risks that may impact our operations or our merchants' operations and/or decrease consumer spending, in particular on goods, including the impact of global health emergencies such as the COVID-19 pandemic, terrorism, war, natural disasters and foreign events;
•lower levels of credit card usage and increased payment risks;
•currency exchange rates and restrictions related to foreign exchange controls;
•reduced or uncertain protection for intellectual property rights in some countries and risks associated with operating in locations with higher incidence of corruption or fraudulent business practices;
•new and different sources of competition;
•lower levels of consumer spending; and
•restricted access to and/or lower levels of use of the internet.

These factors may cause our international costs of doing business to exceed our comparable domestic costs and may also require significant management attention and financial resources. Any negative outcome from our international business efforts could adversely affect our business, results of operations and financial condition. Some of our partners also have international operations and are also subject to these risks and if such partners are unable to appropriately manage these risks, our business may be harmed.

We currently rely on a single supplier to provide the technology we offer through Shopify Payments.

At present, we have payment service provider agreements with Stripe, Inc. ("Stripe"), which automatically renew every 12 months, unless either party terminates the agreement earlier upon 180 days' notice. These agreements are integral to Shopify Payments and, at this time, any disruption or problems with Stripe or its services could have an adverse effect on our reputation, results of operations and financial results. We have the ability, under our current agreements, to integrate alternative payment service providers for Shopify Payments. However, if Stripe were to terminate its relationship with us before an alternative payment service provider was fully integrated, we could incur substantial delays and expense, and the quality and reliability of such alternative payment service provider may not be comparable.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that the growth of our business will continue to depend on third-party relationships, including strategic partnerships and relationships with our app developers, theme designers, referral sources, affiliates, payment processors, providers of online sales channels and other partners. We have entered into agreements with, and intend to pursue additional relationships with, other third parties, such as content providers, technology, fulfillment and shipping partners, and implementation consultants. Identifying, negotiating and documenting relationships with third parties requires significant time and resources as does integrating third-party content and technology. Some of the third parties that sell our services have direct contractual relationships with our merchants, and therefore we risk the loss of such merchants if the third parties fail to perform their obligations. Our agreements with cloud hosting, technology, content and consulting providers are typically non-exclusive and do not prohibit such service providers from working with our competitors or from offering competing services. These third-party providers may choose to terminate their relationship with us or to make material changes to their businesses, products or services.

The success of our platform depends, in part, on our ability to integrate third-party apps, themes and other offerings into our third-party ecosystem. Third-party developers may change the features of their apps, themes and other offerings or alter the terms governing the use of their offerings in a manner that is adverse to us. If third-party apps and themes change such that we do not or cannot maintain the compatibility of our platform with these apps and themes, or if we fail to ensure there are third-party apps and themes that our merchants desire to add to their shops, demand for our platform could decline. If we are unable to maintain technical inter-operation, our merchants may not be able to effectively integrate our platform with other systems and services they use. We may also be unable to maintain our relationships with certain third-party vendors if we are unable to integrate our platform with their offerings. In addition, third-party developers may refuse to partner with us or limit or restrict our access to their offerings. Partners may also impose additional restrictions on the ability of third parties like Shopify and our merchants to access or use data from their customers or users. Such changes could functionally limit or terminate our ability to use these third-party offerings with our platform, which could negatively impact our solution offerings and harm our business. If we fail to integrate our platform with new third-party offerings that our merchants want or need, or do not adapt to the data transfer requirements of such third-party offerings, we may not be able to offer the functionality that our merchants and their buyers expect, which would negatively impact our offerings and, as a result, harm our business.

Our competitors may be effective in providing incentives to third parties to favor their products or services or to prevent or reduce subscriptions to our platform. In addition, third-party service providers may not perform as expected under our agreements or under their agreements with our merchants, and we or our merchants may in the future have disagreements or disputes with such providers. If we lose access to products or services from a particular supplier, or experience a significant disruption in the supply of products or services from a current supplier, especially a single-source supplier, it could have an adverse effect on our business and operating results.

If we are unable to hire, retain and motivate qualified personnel, our business will suffer.

Our future success depends, in part, on our ability to continue to attract and retain highly skilled personnel. Our ability to identify, hire, develop, motivate and retain qualified personnel will directly affect our ability to maintain and grow our business, and such efforts will require significant time, expense and attention. Our inability to attract or retain qualified personnel or delays in hiring required personnel may seriously harm our business, financial condition and operating results. Our ability to continue to attract and retain highly skilled personnel, specifically employees with technical and engineering skills and employees with high levels of experience in designing and developing software, hardware and internet-related services, will be critical to our future success and the demand and competition for such talent is high. Our shift to a digital-by-design work model may negatively impact our ability to attract, train, and retain talent.

Decreases in the Canadian dollar relative to the U.S. dollar and other currencies could make it more difficult for us to offer compensation packages to new employees that are competitive with packages in the United States or elsewhere and could increase our costs of acquiring and retaining qualified personnel, especially as our workforce becomes increasingly global. In addition, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited or divulged proprietary or other confidential information. While we intend to issue stock options or other equity awards as key components of our overall compensation and employee attraction and retention efforts, we are required under U.S. GAAP to recognize compensation expense in our operating results for employee stock-based compensation under our equity grant programs, which may increase the pressure to limit stock-based compensation. Additionally, our compensation arrangements, such as our equity award programs, may not always be successful in attracting new employees and retaining and motivating our existing employees and we may be required to grant additional awards or offer alternative forms of compensation to attract and retain highly skilled personnel.

We use a single cloud service provider to deliver our platform services. Any disruption of services from our cloud service provider could harm our business.

We currently manage our platform services and serve all of our merchants through a third-party cloud computing service, Google Cloud Platform ("GCP"). If, for any reason, we are required to migrate our computing to another cloud service provider, such a transition could require significant time and expense and our business could be adversely impacted.

GCP does not guarantee that access to our platform will be uninterrupted or error-free. Any damage to, or failure of, our provider's systems could result in interruptions to our platform. Interruptions in our services would reduce our revenue, subject us to potential liability and adversely affect our ability to retain our merchants or attract new merchants and would also impact our relationships with partners and consumers using applications integrated into our platform. The performance, reliability and availability of our platform is critical to our reputation and our ability to attract and retain merchants, partners, and consumers with whom we have a direct relationship. If service interruptions, merchants, partners or buyers could share information about negative experiences on social media, which could result in damage to our reputation and loss of future sales. The property and business interruption insurance coverage we carry may not be adequate to compensate us fully for losses that may occur. In addition, the hosting costs for our cloud services have increased over time and may increase further if we continue to require more computing or storage capacity and such capacity may not be available on the same terms or with the same costs or at all. These costs could adversely impact our business and financial condition.

Our business is subject to complex and changing laws and regulations worldwide, which may expose us to liability, increase costs or have other adverse effects that could harm our business.

We are subject to varied and complex laws, regulations and customs, in Canada and the United States as well as internationally. These laws and regulations include but are not limited to data privacy and data localization laws, copyright or similar laws, anti-spam laws, competition laws, online platform liability, and laws related to content moderation, consumer protection, counterfeiting, financial services, cross-border and domestic money transmission, product liability, employment, taxation, anti-money laundering, sanctions, anti-corruption, and export control. Compliance with such laws is costly and can require changes to our business practices and significant management time and effort.

These laws are continuously evolving, particularly as they relate to internet and multi-channel commerce platforms as many of these laws do not address the unique issues raised by online platforms and ecommerce and those that do are often meant to target consumer-facing marketplaces that are differently situated than Shopify. New laws governing online platforms, potential amendments to existing laws, and ongoing regulatory and judicial interpretation of existing laws may be interpreted broadly or in a manner that restricts the scope of applicable protections and create liability, costs or uncertainty for Shopify and our merchants. Similarly, new, amended, or re-interpreted competition laws may be interpreted in a manner that restricts our ability to operate our platform or offer some of our products, which could place us at a competitive disadvantage, subject our partners to restrictions that may impact our operations, or otherwise negatively impact our business. Finally, as we continue to develop and improve consumer-facing products and services, and as those offerings grow in popularity, the risk that additional laws and regulations will impact our business will continue to increase.

Additionally, if merchants, partners, or third parties with whom we work violate applicable laws or our policies, those violations could result in other liabilities for us and could harm our business. Such violations may also negatively impact our reputation and brand in ways that could cause additional harm to our business, for example creating a negative consumer or regulatory perception around use of our products.

We are dependent on the continued services and performance of our senior management and other key employees, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and contributions of our senior management, including our Chief Executive Officer, Tobias Lütke, and other key employees to execute on our business plan and to identify and pursue new opportunities and product innovations. The failure to properly manage succession plans, develop leadership talent, and/or the loss of services of senior management or other key employees could significantly delay or prevent the achievement of our strategic objectives. From time to time, there may be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. We do not maintain key person life insurance policies on any of our employees. The loss of the services of one or more of our senior management or other key employees for any reason could adversely affect our business, financial condition, operating results and corporate culture and require significant amounts of time and resources to identify suitable replacements and integrate them within our business.

The COVID-19 pandemic could materially adversely affect our business, financial position and results of operations.

The ongoing COVID-19 pandemic, the measures attempting to contain and mitigate the effects of the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, shutdowns and restrictions on trade, and the resulting changes in merchant and consumer behaviours have impacted and continue to impact our operations and our employees, suppliers, partners, merchants and their customers. We modified our business practices in response to the COVID-19 pandemic including permanently transitioning our workforce to a digital-by-design model and restricting business travel and in person events as necessary and we may take further actions as required by government authorities or that we determine are warranted. However, there is no certainty that such measures will be sufficient to mitigate the direct and indirect effects of the virus and our business, financial condition and results of operations could be affected. The shift to remote work may also impact productivity including research and development and marketing efforts, and our ability to enter into agreements with merchants or partners and to recruit and retain employees. In addition, our management team has spent, and may continue to spend, significant time, attention, and resources monitoring the COVID-19 pandemic and the associated impacts including the economic impact, and seeking to manage its effects on our business and our workforce.

Additionally, the impact of new products and initiatives launched in response to COVID-19 and other future initiatives on our operations and results is uncertain and we may be subject to additional risks in connection with such products and initiatives. The degree to which COVID-19 will affect our results and operations will depend on future developments that are uncertain and cannot currently be predicted, including, but not limited to, the duration, extent and severity of the COVID-19 pandemic, actions taken to contain the virus, the impact of the COVID-19 pandemic and related restrictions on economic activity and domestic and international trade and global supply chains, and the extent of the impact of these and other factors on our employees, partners and suppliers and our merchants and their customers. The COVID-19 pandemic and related restrictions could limit our merchants’ ability to continue to operate (including by limiting their abilities to obtain optimal levels of inventory, generate sales, or make timely payments) and thereby decrease our revenues, lead to disruption in our supply chain (including in the supply chain for the collaborative warehouse fulfillment solutions provided by 6RS and the supply chain for technology and products used by our employees), disrupt or delay the ability of employees to work because they become sick or are required to care for those who become sick or because of the impact of the pandemic and related restrictions on employee mental health and well-being, cause delays or disruptions in services provided by key suppliers and vendors, cause increased demand for Shopify Fulfillment Network which we may not be able to satisfy, increase vulnerability of Shopify and our partners and service providers to security breaches, denial of service attacks or other hacking or phishing attacks, or cause other unpredictable events.

COVID-19 has also caused heightened uncertainty in the global economy. If economic growth slows or if a recession develops, consumers may not have the financial means to make purchases from our merchants and may delay or reduce discretionary purchases, negatively impacting our merchants (many of which are SMBs that may be more susceptible than larger businesses to general economic conditions) and our results of operations. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks or increased losses for Shopify Capital, which could adversely affect our business and may require us to recognize an impairment related to our assets in our financial statements. Since the impact of COVID-19 is ongoing, the effect of the COVID-19 pandemic and the related impact on the global economy may not be fully reflected in our results of operations until future periods and may negatively impact our ability to forecast our results. Further, volatility in the capital markets has been heightened during the COVID-19 pandemic and such volatility may continue, which may cause declines in the price of our Class A subordinate voting shares, increasing the risk that securities class action litigation could be instituted against us, and may also impact marketable securities held in our cash management program, which is subject to general credit, liquidity, market, foreign exchange, and interest rate risks. To the extent that the COVID-19 pandemic harms our business and results of operations, many of the other risks described in this “Risk Factors” section may be heightened.

Payments processed through Shopify Payments, Shop Pay Installments or payments processed or funds managed through Shopify Balance may subject us to regulatory requirements, additional fees, and other risks that could be costly and difficult to comply with or that could harm our business. These financial products also may increase the risk of fraud and expose Shopify or our merchants to additional costs or liabilities.

We are subject to risks related to payments processed through Shopify Payments, our integrated payment processing solution, Shop Pay Installments, our ‘buy now, pay later’ product, and Shopify Balance, our money management product. Such risks include:

•we pay interchange and other fees on these transactions, which may increase our operating expenses;
•if we are unable to maintain our chargeback rate at acceptable levels, or comply with other applicable network rules, our credit card fees may increase, we may receive fines from credit card networks, or credit card issuers may terminate their relationship with us or with particular merchants on our platform;
•increased costs and diversion of management time and effort and other resources to deal with fraudulent transactions or chargeback disputes, which may increase in an economic downturn;
•potential fraudulent or otherwise illegal activity by merchants, their buyers, developers, employees or third parties which could lead to increased fines or liabilities, in particular there is a risk of unauthorized account access and unauthorized transactions for Shopify Balance where funds cannot be recovered or reversed, which may lead to increased costs or liabilities for Shopify;
•exposure to transaction losses on Shopify Payments, Shop Pay Installments, and Shopify Balance as a result of unrecovered merchant transactions due to returns and disputes;
•restrictions on funds or required reserves related to payments; and
•additional disclosure and other requirements, including new onboarding authentication, reporting regulations and new credit card association rules.

We are required by our payment processors to comply with payment card network operating rules and we have agreed to reimburse our payment processors for any fees or fines they are assessed by payment card networks as a result of any rule violations by us or our merchants. The payment card networks have discretion to both set and interpret the card rules. In addition, we face the risk that one or more payment card networks or other processors may, at any time, assess penalties against us, against our merchants, or terminate our ability to accept credit card payments or other forms of online payments from buyers, which would have an adverse effect on our business, financial condition and operating results.

If we fail to comply with the payment card network rules, including the PCI DSS, we would be in breach of our contractual obligations to our payment processors, financial institutions, partners and merchants. Such failure to comply may subject us to fines, penalties, damages, higher transaction fees and civil liability, and could eventually prevent us from processing or accepting payment cards or could lead to a loss of payment processor partners, even if there is no compromise of customer information.

We are currently subject to a variety of laws and regulations in Canada, the United States, the United Kingdom, Ireland, Australia, New Zealand, Singapore, Hong Kong, Japan, Germany, Spain, Italy, Denmark, the Netherlands, Sweden, Austria, Belgium, and elsewhere related to payment processing, including those governing cross-border and domestic money transmission, prepaid and other payment access instruments, short-term installment loans, electronic funds transfers, foreign exchange, anti-money laundering, counter-terrorist financing, banking and import and export restrictions. Depending on how Shopify Payments, Shop Pay Installments, Shopify Balance and our other merchant solutions evolve, we may be subject to additional laws, either in existing or new jurisdictions. In some jurisdictions, the application or interpretation of these laws and regulations is not clear. Our efforts to comply with these laws and regulations could be costly and result in diversion of management time and effort and may still not guarantee compliance. In the event that we are found to be in violation of any such legal or regulatory requirements, we may be subject to monetary fines or other penalties such as a cease and desist order, or we may be required to make changes to our platform, any of which could have an adverse effect on our business, financial condition and results of operations.

Our brand is integral to our success. If we fail to effectively maintain, promote and enhance our brand, our business and competitive advantage may be harmed.

We believe that maintaining, promoting and enhancing the Shopify brand is critical to expanding our business. Maintaining and enhancing our brand will depend largely on our ability to continue to provide high-quality, well-designed, useful, reliable and innovative solutions, which we may not do successfully. Errors, defects, disruptions or other performance problems with our platform, including with third-party apps, or with our other products, may harm our reputation and brand. We may introduce new solutions or terms of service that our merchants and their buyers do not like, which may negatively affect our brand. Additionally, if our merchants or their buyers have a negative experience using our solutions or third-party solutions integrated with Shopify, or if our merchants do not receive a consistently high level of customer service from our support team, such experiences may affect our brand, especially as we continue attract larger merchants to our platform and expand our offerings. Our Shopify Experts marketplace enables independent designers, developers, and marketers to offer their services to merchants who engage them directly. Our reputation may be harmed if any of the services provided by these third parties does not meet our merchants’ expectations.

We receive media coverage globally. Any unfavorable media coverage or negative publicity about our industry or our company including, without limitation, the quality and reliability of our platform, our level of customer service, privacy and security practices, product changes, litigation, or regulatory activity, or regarding the actions of our partners or merchants, could seriously harm our reputation. Critics of our industry, and others who may want to pursue an agenda have in the past and may in the future utilize the internet, the press and other means to publish criticisms of our industry, our company and our competitors, or make allegations regarding our business and operations, or the business and operations of our competitors. We may be the recipient of similar negative publicity or allegations in the future, which could adversely affect the size, demographics, engagement, and loyalty of our merchants, result in decreased revenues, divert the attention of management, cause fluctuations in the market price of our Class A subordinate voting shares, and negatively impact our business and reputation.

We believe that the importance of brand recognition will continue to increase as competition in our market increases. In addition to our ability to provide reliable and useful solutions at competitive prices, successful promotion of our brand will depend on the effectiveness of our marketing efforts. While we market our platform primarily through advertisements on search engines and social networking and media sites, and paid banner advertisements on other websites, our platform is also marketed through our partner and affiliate channels and through a number of free traffic sources, including customer referrals, word-of-mouth and search engines. We use a number of offline marketing channels as well, including audio, television and direct mail to attract new merchants. We also hire sales personnel to market certain aspects of our platform and intend to grow the number of sales personnel marketing our platform, introducing additional costs and challenges, including those related to hiring, retaining, motivating and training these personnel, with no assurance of success. Our efforts to market our brand have involved significant expenses, which we expect to increase. Additionally, the success of our brand promotion efforts is partly dependent on our visibility on third-party advertising platforms and changes in the way these platforms operate or changes in their terms or data use practices could make marketing and promotion of our platform and brand more expensive and difficult. Our marketing spend may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses we incur in building and maintaining our brand.

We have incurred net losses in the past and we may be unable to maintain profitability in the future.

While we generated net income of $2,914.7 million for the year ended December 31, 2021 and $319.5 million in 2020, we incurred net losses of $124.8 million in 2019, $64.6 million in 2018, and $40.0 million in 2017. In prior years, we have also had an accumulated deficit. These losses and accumulated deficit were a result of the substantial investments we made to grow our business and we expect to make significant expenditures to expand our business in the future. We expect to increase our investment in sales and marketing as we spend on commercial initiatives to expand our addressable market and more deeply penetrate existing markets. We plan to increase our investment in research and development as we continue to introduce new products and services to extend the functionality of our platform. We also intend to invest in maintaining our high level of merchant service and support, which we consider critical for our continued success. In order to support the continued growth of our business and to meet the demands of continuously changing security and operational requirements, we plan to continue investing in our network infrastructure. These increased expenditures will make it harder for us to maintain profitability and we cannot predict if we will maintain profitability in the near term or at all. Historically, our costs have increased each year due to these factors and we expect to continue to incur increasing costs to support our anticipated future growth. We also expect to incur additional general and administrative expenses as a result of our growth. If the costs associated with acquiring new merchants materially rise in the future, including the fees we pay to third parties to market our platform, our expenses may rise significantly. If we are unable to generate adequate revenue growth and manage our expenses, we may incur significant losses in the future and may not maintain profitability on a consistent basis and this could cause the trading price of Class A subordinate voting shares to decline.

We may make decisions that would reduce our short-term operating results if we believe those decisions will improve the experiences of our merchants and their buyers and if we believe such decisions will improve our operating results over the long term. These decisions may not be consistent with the expectations of investors and may not produce the long-term benefits that we expect, in which case our business may be materially and adversely affected.

If our software or hardware contain undetected errors or defects, our business, financial condition and results of operations could be adversely affected.

The software underlying our platform is complex and, despite internal testing, may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Any failure to successfully correct such errors, defects, security vulnerabilities or software bugs in a timely manner, or at all, could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance, litigation, and damage to our reputation and brand, any of which could have an adverse effect on our business, financial condition and results of operations. Furthermore, our platform is a multi-tenant cloud based system that allows us to deploy new versions and enhancements to all of our merchants simultaneously. To the extent we deploy new versions or enhancements that contain errors, defects, security vulnerabilities or software bugs to all of our merchants simultaneously, the consequences would be more severe than if such versions or enhancements were only deployed to a smaller number of our merchants. Additionally, our hardware products, including our collaborative mobile robots, may have defects in design, manufacture, or associated software. These defects may expose us to product liability claims, product replacements or modifications, write-offs of inventory, litigation, or regulatory action including claims due to personal injury, death, and environmental or property damage. We could incur significant expenses, lost revenue, and reputational harm as a result of recalls, safety alerts, product liability claims, or regulatory actions, particularly if we fail to prevent, detect, or address such issues through design, testing, or warranty repairs.

We may be unable to achieve or maintain data transmission capacity.

Our merchants often draw significant numbers of buyers to their shops over short periods of time, including from events such as new product releases, holiday shopping seasons and flash sales, which significantly increases the traffic and volume of transactions processed on our platform. Our servers may be unable to achieve or maintain data transmission capacity high enough to handle increased traffic or process orders in a timely manner. Our failure to achieve or maintain high data transmission capacity could significantly reduce demand for our platform and solutions and may require us to issue credits to merchants, which could negatively impact our financial position. Further, as we continue to attract larger merchants, the volume of transactions processed on our platform will increase, especially if such merchants draw significant numbers of buyers over short periods of time. In the future, we may be required to allocate resources, including spending substantial amounts of money, to build, purchase or lease additional equipment and upgrade our technology and network infrastructure in order to handle the increased load. Our ability to deliver our solutions also depends on the development and maintenance of internet infrastructure by third parties, including by our cloud service provider. Such development and maintenance includes the maintenance of reliable networks with the necessary speed, data capacity and bandwidth. If one of these third parties suffers from capacity constraints, our business may be adversely affected. In addition, because we and our merchants generate a disproportionate amount of revenue in the fourth quarter, any disruption in our merchants’ ability to process and fulfill customer orders in the fourth quarter could have a disproportionately negative effect on our operating results.

Activities of merchants or partners or the content of our merchants' shops could damage our brand, subject us to liability, and harm our business and financial results.

Our terms of service and acceptable use policy prohibit our merchants and our partners from using our platform to engage in illegal or otherwise prohibited activities and our terms of service and acceptable use policy permit us to terminate a merchant’s shop or a partner's account if we become aware of such use. Merchants or partners may nonetheless engage in prohibited or illegal activities or upload store content in violation of applicable laws, without our knowledge, which could subject us to liability. Furthermore, our brand may be negatively impacted by the actions of merchants or partners that are deemed to be hostile, offensive, inappropriate or illegal. While we use technology to monitor for compliance with or eligibility for certain Shopify offerings, we do not proactively and comprehensively monitor or review the appropriateness of all content on all our merchants’ shops in connection with our services, and we do not have control over merchant activities or the activities in which our merchants’ buyers engage. The safeguards we have in place may not be sufficient for us to avoid liability or avoid harm to our brand, especially if such hostile, offensive, inappropriate or illegal use is high profile, which could adversely affect our business and financial results. Merchants using the platform may also operate businesses in regulated industries, which are subject to additional scrutiny, increasing the potential liability we could incur. In addition, due to our international expansion, we may be subject to international actions alleging that merchants’ store content violate laws in foreign jurisdictions, which could negatively affect our business and operations. The laws relating to the liability of online service providers are evolving and subject to challenge including claims related to defamation, libel, breach of contract, invasion of privacy, negligence, copyright or trademark infringement. Developments in these laws in various jurisdictions could subject us to liability, penalties or restrictions on our business.

Evolving data protection and privacy laws and regulations, cross-border data transfer restrictions, data localization requirements, and other domestic or foreign laws or regulations may limit the use and adoption of our services, expose us to liability, or otherwise adversely affect our business.

Laws and regulations related to data protection and privacy, and their interpretations, concerning the collection, processing, and disclosure of consumer personal information are constantly evolving. Many of these laws and regulations, including Canada’s Personal Information Protection and Electronic Documents Act, the European Union’s General Data Protection Regulation ("GDPR"), the European Union’s ePrivacy Directive, the United Kingdom’s General Data Protection Regulation, the California Consumer Privacy Act of 2018 ("CCPA"), the California Consumer Privacy Rights Act, the Virginia Consumer Data Protection Act, and the Colorado Privacy Act contain detailed requirements regarding collecting and processing personal information, and impose certain limitations on how such information may be used, the length for which it may be stored, with whom it may be shared, and the effectiveness of consumer consent. Such laws and regulations could restrict our ability to store and process personal data (in particular, our ability to use certain data for purposes such as risk or fraud avoidance, marketing, or advertising), to control our costs by using certain vendors or service providers, and to offer certain services in certain jurisdictions. Moreover, such laws could restrict our merchants’ ability to run their businesses, for example by limiting their ability to effectively market or advertise to interested buyers and, in general, by increasing the resources required to operate their business. This could reduce our revenues and the general demand for our services. Additionally, such laws and regulations are often inconsistent and may be subject to amendment or re-interpretation, which may cause us to incur significant costs and expend significant effort to ensure compliance. Given that requirements may be inconsistent and evolving, how we choose to respond to these requirements globally may not meet the expectations of individual merchants, their buyers, or other stakeholders, which could thereby reduce the demand for our services. Finally, some merchants, partners, or other service providers may respond to these evolving laws and regulations by asking us to make certain privacy or data related contractual commitments that we are unable or unwilling to make or by placing restrictions on how data may be used. Restrictions imposed by our partners or other third parties may also impair our merchant's ability to sell or market their products, which could affect the demand for our platform. Any of these responses or restrictions could lead to a loss of current or prospective merchants or other business relationships.

Certain laws and regulations also include restrictions on the transfer of personal information across borders or apply with extra-territorial effect. Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with such laws even in jurisdictions where we have no local entity, employees or infrastructure. Some of these laws include strict localization provisions that require certain data to be stored within a particular region or jurisdiction. We rely on a globally distributed infrastructure in order to be able to provide our services efficiently, and consequently may not be able to meet the needs of merchants who are located in or otherwise subject to such localization requirements, which may reduce the demand for our services. In addition, while the United Kingdom enacted legislation in May 2018 that substantially implements the GDPR, the United Kingdom's exit from the European Union, commonly referred to as "Brexit", has created uncertainty with regard to the regulation of data protection in the United Kingdom.

Other laws and regulations, like the GDPR, generally prohibit cross-border data transfers and onward transfers unless specific conditions are met, such as a determination that a jurisdiction provides an "adequate" level of data protection or the existence of other "appropriate safeguards" that provide some assurances as to the treatment and protection of such data. We rely on a variety of these mechanisms, including the European Commission Decision 2002/2/EC regarding the adequacy of Canadian law and model contracts created by the European Commission Implementing Decision (EU) 2021/914 of 4 June 2021 on standard contractual clauses for the transfer of personal data to third countries, and eventually intend to rely on Binding Corporate Rules for transfers between Shopify entities, to enable us to provide our services around the globe at scale. If we are no longer able to rely on a particular transfer mechanism or are otherwise unable to transfer personal information across borders, we may not be able to operate in certain jurisdictions, which may reduce the demand for our services and limit our opportunities for international growth. Recently, the Court of Justice of the European Union invalidated the EU-U.S. Privacy Shield transfer mechanism and created new requirements for transfers subject to other "appropriate safeguards". The validity of other currently available transfer mechanisms remains subject to legal, regulatory, and political developments in Europe and other jurisdictions.

Beyond impacting the demand for our services, our failure to comply with these privacy and data protection laws or regulations could expose us to significant fines and penalties as well as injunctions imposed by regulators and has in the past and could in the future expose us to legal claims by our merchants, or their buyers, or other relevant stakeholders. Some of these laws, such as the CCPA, permit individual or class action claims for certain alleged violations, increasing the likelihood of such legal claims. Similarly, many of these laws require us to maintain internal and external documentation, such as an online privacy policy, terms of service, and other informational pages or documents that disclose or record our practices regarding the collection, processing, and disclosure of personal information. If these records or disclosures contain any information that a court or regulator finds to be inaccurate, we could also be exposed to legal or regulatory liability. Any such proceedings or violations could force us to spend money in defense or settlement of these proceedings, result in the imposition of monetary liability or demanding injunctive relief, divert management’s time and attention, increase our costs of doing business, and materially adversely affect our reputation.

We have in the past made and in the future may make acquisitions and investments, which could divert management’s attention, result in operating difficulties and dilution to our shareholders and otherwise disrupt our operations and adversely affect our business, operating results or financial position.

From time to time, we evaluate potential strategic acquisition or investment opportunities to support strategic business initiatives. Any transactions that we enter into could be material to our financial condition and results of operations. Acquisitions and investments involve a number of risks, such as:

•diversion of management time and focus from operating our business;
•use of resources that are needed in other areas of our business;
•in the case of an acquisition:
◦implementation or remediation of controls, procedures and policies of the acquired company;
◦difficulty integrating the accounting systems and operations of the acquired company, including potential risks to our corporate culture;
◦coordination of product, engineering and selling and marketing functions, including difficulties and additional expenses associated with supporting legacy services and products and hosting infrastructure of the acquired company, as applicable, difficulties associated with supporting new products or services, difficulty converting the customers of the acquired company onto our platform and difficulties associated with contract terms, including disparities in the revenues, licensing, support or professional services model of the acquired company; and
◦retention and integration of employees from the acquired company;
•unforeseen costs or liabilities;
•adverse effects to our existing business relationships with partners and merchants as a result of the acquisition or investment;
•the possibility of adverse tax consequences;
•fluctuations in the value of our investments, impairment to the value of our investments or the failure to realize a return on such investments;

•litigation or other claims arising in connection with the acquired company or investment; and
•in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns or if the valuations supporting our acquisitions or investments change, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions and investments may also result in dilutive issuances of equity securities, which could adversely affect our share price, or result in issuances of securities with superior rights and preferences to the Class A subordinate voting shares or the incurrence of debt with restrictive covenants that limit our future uses of capital.

We may not be able to identify acquisition or investment opportunities that meet our strategic objectives, or to the extent such opportunities are identified, we may not be able to negotiate terms with respect to the acquisition or investment that are acceptable to us. At this time, we have made no commitments or agreements with respect to any such material transactions.

If we do not successfully scale, optimize and operate Shopify Fulfillment Network, our business could be harmed.

We may be unable to operate and scale Shopify Fulfillment Network successfully to provide fast and affordable fulfillment to our merchants. Our inability to successfully optimize and operate Shopify Fulfillment Network could result in excess or insufficient fulfillment capacity, increased costs, damage to our relationships with our merchants or our reputation, or harm to our business in other ways. Additionally, as we continue to lay the foundation for Shopify Fulfillment Network and add fulfillment capacity, operating it may become more challenging. Our ability to manage our operations, receive inbound inventory efficiently and ship completed orders to our merchants’ customers also may be negatively affected by weather events, fire, flood, power loss, earthquakes, labor disputes, accidents, acts of war or terrorism, acts of God, and similar factors, including the impact of the COVID-19 pandemic and related restrictions and potential shortages. Our failure to efficiently handle such inventory, including as a result of delays in shipping, may result in unexpected costs and other harm to our business and reputation. Additionally, we may be subject to liability due to accident or injury within Shopify Fulfillment Network or in connection with our collaborative mobile robots. Shopify Fulfillment Network relies on a limited number of shipping companies to deliver inventory and complete orders. The inability to negotiate acceptable terms with these companies or performance problems or other difficulties could negatively impact our operations and merchant experience.

Shopify Capital is subject to additional risks relating to the availability of capital to fund merchants, the ability of our merchants to generate sales to remit receivables, general macroeconomic conditions and the risk of fraud.

The merchant cash advance ("MCA") and loan programs offered by Shopify Capital and our banking partners are subject to additional risks. If we cannot source capital to fund MCAs or loans for our merchants, we might have to reduce the availability of this service, or cease offering it altogether. In the United Kingdom, we are working with a partner to offer Shopify Capital. If this partner were unable to continue to issue capital, we would have to incur costs to find an alternate partner or build our own program or cease offering Shopify Capital in the United Kingdom. Additionally, a decline in macroeconomic conditions, including as a result of the COVID-19 pandemic and related restrictions, could lead to a decrease in the number of merchants eligible for an MCA or loan, and/or increase the risk of fraud or non-payment. If more of our merchants cease operations, experience a decline in their sales, or engage in fraudulent behavior, it would make it more difficult for us to obtain the receivables we have purchased via MCAs or to obtain repayment of loans we have made. In addition, if we are unable to properly manage the risks of offering MCAs or loans to merchants or if we fail to correctly predict likely remittances for MCAs or the likelihood of timely repayment of loans, our business may be materially and adversely affected.

We are also subject to legal and regulatory risks related to Shopify Capital and these risks increase with expansion into new geographies. If we are unable to maintain third party insurance our exposure to losses increases, which could have an adverse impact on our results. If laws and regulations change subjecting MCAs or loans to licensing or other issuing requirements, our costs associated with Shopify Capital may increase or we may decide to discontinue the program altogether or in part, and our business and results of operations would be negatively impacted.

We intend to continue to explore other products, models, structures, and additional markets for Shopify Capital. Some of those models, structures, and markets may require, or be deemed to require, additional procedures, partnerships, licenses, regulatory approvals or capabilities. Should we fail to expand and evolve Shopify Capital in this manner, or should these new products, models, structures, or markets or new regulations or interpretations of existing regulations, impose requirements on us that are impractical or that we cannot satisfy, the future growth and success of Shopify Capital may be materially and adversely affected.

We may be subject to claims by third parties of intellectual property infringement or other third party or governmental claims, litigation, disputes, or other proceedings.

The software, computer hardware and robotics industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patents and other intellectual property rights. Third parties have in the past asserted, and may in the future assert, that our platform, hardware, solutions, technology, methods or practices infringe, misappropriate or otherwise violate their intellectual property or other proprietary rights. Additionally, third parties have in the past asserted, and may in the future assert, that we are secondarily liable because a merchant or partner sold products or services, or engaged in other conduct that infringes, misappropriates, or otherwise violates their intellectual property or other proprietary rights. Such claims may be made by our competitors seeking to obtain a competitive advantage or by other parties. Additionally, non-practicing entities purchasing intellectual property assets for the purpose of making claims of infringement may attempt to extract settlements from us. The risk of claims may increase as the number of solutions that we offer and competitors in our market increases and overlaps occur. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims.

Any such claims, regardless of merit, that result in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of our business and have a material and adverse effect on our brand, business, financial condition and results of operations. Although we do not believe that our proprietary technology, processes and methods have been patented by any third party, it is possible that patents have been issued to third parties that cover all or a portion of our business. As a consequence of any patent or other intellectual property claims, we could be required to pay substantial damages, develop non-infringing technology, enter into royalty-bearing licensing agreements, stop selling or marketing some or all of our solutions or re-brand our solutions. We may also be obligated to indemnify our merchants or partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. If it appears necessary, we may seek to secure license rights to intellectual property that we are alleged to infringe at a significant cost, potentially even if we believe such claims to be without merit. If required licenses cannot be obtained, or if existing licenses are not renewed, litigation could result. Litigation is inherently uncertain and can cause us to expend significant money, time and attention to it, even if we are ultimately successful. Any adverse decision could result in a loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses for alternative technologies from third parties, prevent us from offering all or a portion of our solutions and otherwise negatively affect our business and operating results.

We may also become subject to claims, lawsuits (including class action or individual lawsuits), government or regulatory investigations, inquiries or audits, and other proceedings. The number and significance of legal disputes have increased as we have grown larger, as our business has expanded in scope and geographic reach, and as our platform and solutions have increased in complexity, and we expect we will continue to face additional legal disputes. We also receive significant media attention, which could result in increased litigation or other legal or regulatory reviews and proceedings. Such investigations and legal proceedings may have a material and adverse impact on us due to their costs, diversion of our resources, and other factors.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide our solutions and run our business, sometimes by a single-source supplier.

We rely on computer hardware, purchased or leased, and software licensed from and services rendered by third parties in order to provide our solutions and run our business, sometimes by a single-source supplier. Third-party hardware, software and services may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use or any failures of third-party hardware, software or services could delay our ability to provide our solutions or run our business until equivalent hardware, software or services are developed by us or obtained and integrated from third-party suppliers, which could be costly and time-consuming and may not result in an equivalent solution. Further, merchants could assert claims against us in connection with such service disruption or cease conducting business with us altogether. Even if not successful, a claim brought against us by any of our merchants would likely be time-consuming and costly to defend and could seriously damage our reputation and brand, making it harder for us to sell our solutions.

The impact of worldwide economic conditions, including the resulting effect on spending by merchants or their buyers, may adversely affect our business, operating results and financial condition.

A majority of the merchants that use our platform are SMBs and many of our merchants are in the entrepreneurial stage of their development. Our performance is subject to worldwide economic conditions and their impact on levels of spending by merchants, including SMBs, and their buyers. These conditions are impacted by events outside of our control, such as the COVID-19 pandemic, which may have a long-term impact on the global economy. SMBs and entrepreneurs may be disproportionately affected by economic downturns, especially if they sell discretionary goods. SMBs and entrepreneurs frequently have limited budgets and may choose to allocate their spending to items other than our platform, especially in times of economic uncertainty or recessions.

Economic downturns or financial market volatility may impact buyer confidence and spending and adversely impact retail sales, which could result in merchants who use our platform going out of business or deciding to stop using our services in order to conserve cash. Weakening economic conditions may also adversely affect third parties with whom we have entered into relationships and upon which we depend in order to grow our business. Uncertain and adverse economic conditions may also lead to increased refunds and chargebacks, any of which could adversely affect our business.

Furthermore, we hold marketable securities in our cash management program that is subject to general credit, liquidity, market, foreign exchange, and interest rate risks, which may be exacerbated by certain events that affect the global financial markets. If global credit and equity markets decline for extended periods, or if there is a downgrade of the securities within our cash management program portfolio, including due to the impact of the COVID-19 pandemic on global financial markets, the investment portfolio may be adversely affected and we could determine that our investments have experienced an other-than-temporary decline in fair value, requiring impairment charges that could adversely affect our financial results. Thus, if general macroeconomic conditions deteriorate, our business and financial results could be adversely affected.

We are subject to manufacturing and supply chain risks that, if not properly managed, could adversely affect our business, operating results and financial condition.

We rely on third parties to manufacture our hardware products, including our collaborative mobile robots and obtain certain components from single or limited sources. These third parties are generally based outside of North America. We may experience supply shortages, pricing fluctuations, or other disruptions in logistics or the supply chain in the future that could result in shipping delays and negatively impact our operations. In the event of a shortage or supply interruption from our suppliers or manufacturers, we may not be able to develop alternate sources quickly, cost-effectively, or at all especially for components that are only available from one or limited sources. Manufacturing and supply may also be negatively impacted by weather events, geopolitical challenges, trade disputes, or other actions by governments that result in supply shortages, increased costs, inflation, labor shortages, or supply chain or manufacturing disruptions, including as a result of the COVID-19 pandemic and related restrictions. We expect the suppliers of our products to comply with laws and standards on labor, health and safety, the environment, human rights and business ethics, but we do not directly control them or their practices or standards. If any of these suppliers violates laws or implements practices or standards regarded as unethical, corrupt, or non-compliant, we could experience supply chain disruptions, government actions or fines, litigation, merchant and other stakeholder dissatisfaction, canceled orders, and damage to our reputation.

The COVID-19 pandemic has also contributed to, and may continue to contribute to, disruptions in the global supply chain, including those resulting from labor shortages, closures of manufacturing facilities and increased demand for certain materials and consumer products. Such delays and dislocations could limit the ability of our merchants to obtain merchandise and other operational inputs at competitive prices, distribute their products in a timely and cost-efficient manner, and otherwise respond to consumer demands. If such delays and dislocations persist, our merchants, many of whom are SMBs in the entrepreneurial stage of their development, could be adversely affected, which in turn could impact our ability to retain or increase revenues from such merchants. In addition, if we are unable to anticipate and respond to our merchants’ changing expectations and needs with respect to supply chain management, or our solutions are unable to compete with those of our competitors, we could experience a decline in merchant satisfaction and/or usage of our platform.

Unanticipated changes in tax laws or adverse outcomes resulting from tax examinations could adversely affect our operating results and financial condition.

With sales and operations in various countries, we are subject to multiple forms of taxation in many jurisdictions around the world with increasingly complex tax laws, the application of which can be uncertain. The amount of taxes we pay in these jurisdictions could increase substantially as a result of changes in the applicable tax principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents, which could have an adverse impact on our liquidity and results of operations. In particular, the application of tax laws to solutions provided over the internet is unclear and continuously evolving. New laws, statutes, rules, regulations or ordinances could be enacted at any time, possibly with retroactive effect, and could be applied solely or disproportionately to solutions provided over the internet. Such enactments could affect our effective tax rates and overall tax liability as well as the taxes applicable to our merchants or require us or our merchants to pay fines or penalties, as well as interest for past amounts. It is possible that the increased costs associated with these liabilities could negatively impact our operations.

Our business is complex and the tax laws applicable to our business are subject to change and uncertain interpretation. We are subject to review and audit by the Canada Revenue Agency and various tax authorities around the world. Although we believe that our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, the content of our tax filings or tax positions, which could result in additional tax, interest and penalties on us, which could have an impact on our results of operations. For example, we have previously participated in government programs with both the Canadian federal government and the Government of Ontario that provide investment tax credits based upon qualifying research and development expenditures. We are eligible for non-refundable tax credits under the Canadian federal Scientific Research and Experimental Development Program, which may be applied to reduce future income taxes payable. If Canadian taxation authorities successfully challenge such expenses or the correctness of such income tax credits claimed, our historical operating results could be adversely affected.

Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•changes in business operations including entry into new businesses and geographies and increased hiring in new geographies;
•changes in the valuation of our deferred tax assets and liabilities;
•tax effects of stock-based compensation including as a result of the price of our Class A subordinate voting shares;
•costs related to intercompany restructurings;
•changes in tax laws, regulations or interpretations thereof; or
•future earnings being lower than anticipated in countries where we have lower statutory tax rates and higher than anticipated earnings in countries where we have higher statutory tax rates.

We currently conduct activities in the United States, Ireland, Singapore, and other jurisdictions through our subsidiaries pursuant to transfer pricing arrangements that require affiliated companies to deal at transfer prices that would be the same as those between unrelated companies. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing policies are not binding on applicable tax authorities. If tax authorities in any of these countries were to disagree with positions we have taken and successfully challenge our transfer pricing as not reflecting arm’s length principles, they could require us to adjust our transfer prices and reallocate income, which may result in a higher tax liability. Similarly, we may be subject to income tax in jurisdictions if tax authorities argue that our in-country activities could constitute a permanent establishment.

Taxing authorities may successfully assert that we should have collected or in the future should start collecting state, provincial or local business taxes, sales and use taxes or other indirect taxes on transactions by our merchants. If we are subject to liability for past or future sales by our merchants, it could harm our results of operations.

The application of indirect taxes, such as sales and use taxes, value-added taxes, state or provincial taxes, goods and services taxes, digital service taxes, and gross receipt taxes, to businesses like ours and to our merchants and their buyers is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the Internet and online commerce. In many cases, it is not clear how existing statutes apply to commerce services provided over the Internet. There is a risk that various jurisdictions could assert that we are liable for indirect taxes or digital service taxes, which could be levied upon income or gross receipts, or for the collection of local sales and use taxes, value-added or other indirect taxes. This risk exists regardless of whether we are subject to U.S. federal, state, provincial, or city income tax or other taxes. Tax authorities are becoming increasingly active in asserting nexus for business activity tax purposes and imposing sales and use taxes and other indirect taxes on products and services provided over the internet. We may be subject to indirect taxes if a local tax authority asserts that our activities or the activities of any of our subsidiaries are sufficient to establish nexus, including with respect to the distribution of solutions over the internet.

Each jurisdiction has different rules and regulations governing indirect sales and use taxes, and these rules and regulations are subject to varying interpretations that change over time. Various jurisdictions (including the U.S. and E.U. member states) are seeking to impose additional reporting, record-keeping, or indirect tax collection and remittance obligations on certain platforms that facilitate online commerce. In June 2018, the U.S. Supreme Court ruled in South Dakota v. Wayfair, Inc. that U.S. states may collect internet sales tax on online purchases made outside of the state. Legislation adopted in the wake of this decision could require our merchants to incur substantial costs in order to comply, which could adversely affect buyer behaviour, adversely affect some of our merchants and indirectly harm our business. Similar laws are being considered and/or implemented in other jurisdictions, where the application of value-added tax or other indirect taxes on online commerce is complex and evolving. We review U.S., Canadian, and other foreign rules and regulations periodically and, when we believe we are subject to indirect taxes in a particular state or jurisdiction we undertake necessary steps to comply with the applicable rules and regulations. If a tax authority asserts that distribution of our solutions is subject to such taxes or additional reporting or record-keeping obligations, we or our merchants may need to incur additional costs and such additional costs may decrease the likelihood that merchants would purchase our solutions or continue to renew their subscriptions. We cannot assure you that we will not be subject to indirect taxes or additional income taxes for past sales in jurisdictions where we currently believe no such taxes are required. New obligations to collect or pay taxes of any kind would increase our cost of doing business.

Mobile devices are continually being used to conduct commerce, and if our solutions do not operate as effectively when accessed through these devices, our merchants and their buyers may not be satisfied with our services, which could harm our business.

Mobile commerce is a key element in Shopify's strategy and effective mobile functionality is integral to our long-term development and growth strategy. In 2021, 66% of the orders on our merchants' shops were placed from mobile devices. We are dependent on the interoperability of our platform with third-party mobile devices and mobile operating systems as well as web browsers that we do not control. We also rely on application stores to make Shop, our digital shopping assistant application, available to buyers. Any changes or technical issues in such devices, systems, web browsers or application stores or changes in their terms of service that degrade the functionality of our platform or solutions, reduce our ability to update or distribute solutions, or give preferential treatment to competitive services could adversely affect usage of our platform. In the event that our merchants and their buyers have difficulty accessing and using our platform on mobile devices, our business and operating results could be adversely affected.

Our business and prospects would be harmed if changes to technologies used in our platform or new versions or upgrades of operating systems and internet browsers adversely impact the process by which merchants and buyers interface with our platform.

We believe the simple and straightforward interface for our platform has helped us to expand and offer our solutions to merchants with limited technical expertise. In the future, providers of internet browsers could introduce new features that would make it difficult for merchants to use our platform. In addition, internet browsers for desktop or mobile devices could introduce new features, change existing browser specifications such that they would be incompatible with our platform, or prevent buyers from accessing our merchants’ shops. Any changes to technologies used in our platform, to existing features that we rely on, or to operating systems or internet browsers that make it difficult for our merchants or their buyers to access our solutions, may make it more difficult for us to maintain or increase our revenues and could adversely impact our business and prospects.

We may be unable to obtain, maintain and protect our intellectual property rights and proprietary information or prevent third parties from making unauthorized use of our technology.

Our trade secrets, trademarks, trade dress, domain names, copyrights and other intellectual property rights are important to our business. We rely on a combination of confidentiality clauses, assignment agreements and license agreements with employees and third parties, patents, trade secrets, copyrights and trademarks to protect our intellectual property and competitive advantage, all of which offer only limited protection. The steps we take to protect our intellectual property require significant resources and may be inadequate. We will not be able to protect our intellectual property if we are unable to enforce our rights or if we do not detect unauthorized use of our intellectual property. We may be required to use significant resources to monitor and protect these rights. Despite our precautions, it may be possible for unauthorized third parties to copy our platform and use information that we regard as proprietary to create services that compete with ours. Some license provisions protecting against unauthorized use, copying, transfer and disclosure of our proprietary information may be unenforceable under the laws of certain jurisdictions and foreign countries. Further, we hold a small number of issued patents and thus, in many cases, would not be entitled to exclude or prevent our competitors from using our proprietary technology, methods and processes to the extent independently developed by our competitors. We expect to continue to expand internationally and, in some foreign countries, the mechanisms to enforce intellectual property rights may be inadequate to protect our technology, which could harm our business. In addition, we may not be able to acquire or maintain appropriate domain names in all countries in which we do business, or prevent third parties from acquiring domain names that are similar to, infringe upon, or diminish the value of our trademarks and other proprietary rights. Furthermore, regulations governing domain names may not protect our trademarks or similar proprietary rights.

We enter into confidentiality and intellectual property agreements with our employees and consultants and enter into confidentiality agreements with the parties with whom we have strategic relationships and business alliances. No assurance can be given that these agreements will be effective in securing ownership of our intellectual property or controlling access to our proprietary information and trade secrets. The confidentiality agreements on which we rely to protect certain technologies may be breached, may not be adequate to protect our confidential information, trade secrets and proprietary technologies and may not provide an adequate remedy in the event of unauthorized use or disclosure of our confidential information, trade secrets or proprietary technology. Further, these agreements do not prevent our competitors or others from independently developing software that is substantially equivalent or superior to our software. In addition, others may independently discover our trade secrets and confidential information, and in such cases, we likely would not be able to assert any trade secret rights against such parties. Additionally, we may from time to time be subject to opposition or similar proceedings with respect to applications for registrations of our intellectual property, including our trademarks. While we aim to acquire adequate protection of our brand through trademark registrations in key markets, occasionally third parties may have already registered or otherwise acquired rights to identical or similar marks for services that also address our market. We rely on our brand and trademarks to identify our platform and to differentiate our platform and services from those of our competitors, and if we are unable to adequately protect our trademarks third parties may use our brand names or trademarks similar to ours in a manner that may cause confusion in the market, which could decrease the value of our brand and adversely affect our business and competitive advantages.

Policing unauthorized use of our intellectual property and misappropriation of our technology and trade secrets is difficult and we may not always be aware of such unauthorized use or misappropriation. Despite our efforts to protect our intellectual property rights, unauthorized third parties may attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop services with the same or similar functionality as our platform. If our competitors infringe, misappropriate or otherwise misuse our intellectual property rights and we are not adequately protected, or if our competitors are able to develop a platform with the same or similar functionality as ours without infringing our intellectual property, our competitive advantage and results of operations could be harmed. Litigation brought to protect and enforce our intellectual property rights could be costly, time consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. As a result, we may be aware of infringement by our competitors, but may choose not to bring litigation to enforce our intellectual property rights due to the cost, time and distraction of bringing such litigation. Furthermore, if we do decide to bring litigation, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits challenging or opposing our right to use and otherwise exploit particular intellectual property, services and technology or the enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our solutions, impair the functionality of our platform, prevent or delay introductions of new or enhanced solutions, result in our substituting inferior or more costly technologies into our platform, or injure our reputation. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to developing and protecting their technology or intellectual property rights than we do.

Our pricing decisions may adversely affect our ability to attract new merchants and retain existing merchants.

We have changed our pricing model from time to time and expect to do so in the future. If our pricing model is not optimal, it may result in our solutions not being profitable or not gaining market share. As competitors introduce new solutions that compete with ours, especially in the payments space where we face significant competition, we may be unable to attract new merchants at the same price or based on the same pricing models as we have used historically. Pricing decisions may also impact the mix of adoption among our plans and negatively impact our overall revenue. Moreover, SMBs, which comprise the majority of merchants using our platform, may be quite sensitive to price increases or prices offered by competitors. As a result, in the future we may be required to reduce our prices, which could adversely affect our revenue, gross profit, profitability, financial position and cash flows.

Our use of open source software could negatively affect our ability to sell our solutions and subject us to possible litigation.

Our solutions incorporate and are dependent to a significant extent on the use and development of open source software and we intend to continue our use and development of open source software in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses and is typically freely accessible, usable and modifiable. Pursuant to such open source licenses, we may be subject to certain conditions, including requirements that we offer our proprietary software that incorporates the open source software for no cost, that we make available source code for modifications or derivative works we create based upon, incorporating or using the open source software and that we license such modifications or derivative works under the terms of the particular open source license. If an author or other third party that uses or distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our solutions that contained or are dependent upon the open source software, and required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our solutions. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our platform. The terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. As there is little or no legal precedent governing the interpretation of many of the terms of these licenses, the potential impact of these terms on our business is uncertain and may result in unanticipated obligations regarding our solutions and technologies. It is our view that we do not distribute our core software offering, since no installation of our software is necessary and our platform is accessible solely through the cloud. Nevertheless, this position could be challenged. Any requirement to disclose our proprietary source code, termination of open source license rights or payments of damages for breach of contract could be harmful to our business, results of operations or financial condition, and could help our competitors develop products and services that are similar to or better than ours.

In addition to risks related to license requirements, usage of open source software can lead to greater risks than the use of third-party commercial software, as open source licensors generally do not provide warranties, controls on the origin or development of the software, or remedies against the licensors. Many of the risks associated with usage of open source software cannot be eliminated and could adversely affect our business.

Although we believe that we have complied with our obligations under the various applicable licenses for open source software, it is possible that we may not be aware of all instances where open source software has been incorporated into our proprietary software or used in connection with our solutions or our corresponding obligations under open source licenses. We do not have robust open source software usage policies or monitoring procedures in place. We rely on multiple software programmers to design our proprietary software and we cannot be certain that our programmers have not incorporated open source software into our proprietary software that we intend to maintain as confidential or that they will not do so in the future. To the extent that we are required to disclose the source code of certain of our proprietary software developments to third parties, including our competitors, in order to comply with applicable open source license terms, such disclosure could harm our intellectual property position, competitive advantage, results of operations and financial condition. In addition, to the extent that we have failed to comply with our obligations under particular licenses for open source software, we may lose the right to continue to use and exploit such open source software in connection with our operations and solutions, which could disrupt and adversely affect our business.

Our operating results are subject to seasonal fluctuations.

Our merchant solutions revenues are directionally correlated with the level of GMV that merchants facilitate through our platform. Our merchants typically process additional GMV during the fourth quarter holiday season. As a result, we have historically generated higher merchant solutions revenues in our fourth quarter than in other quarters. While we believe that this seasonality has affected and will continue to affect our quarterly results, our rapid growth has largely masked seasonal trends to date. As a result of the continued growth of our merchant solutions offerings, we believe that our business may become more seasonal in the future and that historical patterns in our business may not be a reliable indicator of our future performance. Fluctuations in quarterly results may materially and adversely affect the predictability of our business and the price of our Class A subordinate voting shares.

Exchange rate fluctuations may negatively affect our results of operations.

While most of our revenues are denominated in U.S. dollars, a significant portion of our operating expenses are incurred in Canadian dollars. As a result, our results of operations will be adversely impacted by an increase in the value of the Canadian dollar relative to the U.S. dollar. The value of the Canadian dollar relative to the U.S. dollar has varied significantly in the past and investors are cautioned that past and current exchange rates are not indicative of future exchange rates. Exchange rate fluctuations may also affect our merchant solutions. For example, we generate revenue through Shopify Payments in the local currency of the country in which the applicable merchant is located. As a result, we will be further exposed to currency fluctuations to the extent non-U.S. dollar revenues from Shopify Payments increase. As our operations continue to expand internationally, we may observe additional risk in other foreign currencies, including the GBP and EUR, as a result of offering local currency billing options and additional operating expenses.

We are dependent upon buyers’ and merchants’ continued and unimpeded access to the internet, and upon their willingness to use the internet for commerce.

Our success depends upon the general public’s ability to access the internet and its continued willingness to use the internet as a means to pay for purchases, communicate, access social media, research and conduct commercial transactions, including through mobile devices. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the internet, including changes to laws or regulations impacting internet neutrality, or restrictions imposed by companies with significant market power in the broadband and internet marketplace could decrease the demand for our products, increase our operating costs, or otherwise adversely affect our business. Given uncertainty around these rules, we could experience discriminatory or anti-competitive practices that could impede both our and our merchants’ growth, increase our costs or adversely affect our business. If buyers or merchants become unable, unwilling or less willing to use the internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the internet, internet outages or delays, disruptions or other damage to merchants’ and buyers’ computers, increases in the cost of accessing the internet and security and privacy risks or the perception of such risks, our business could be adversely affected.

Provisions of our financial instruments may restrict our ability to pursue our business strategies or to pay cash upon conversion or purchase of the Notes and we may not have funds necessary to settle the Notes in cash, to purchase the Notes upon a fundamental change, or repay the Notes at maturity.

Under the indenture governing the Notes, we are not restricted from paying dividends, incurring additional indebtedness or issuing or purchasing securities (by us or any of our subsidiaries). However, any debt instruments we may enter into in the future may require us, to comply with various covenants that limit our ability to, among other things:

•dispose of assets;
•complete mergers or acquisitions;
•incur indebtedness;
•encumber assets;
•pay dividends or make other distributions to holders of our shares;
•make specified investments;
•change certain key management personnel;
•engage in any business other than the businesses we currently engage in; and
•engage in transactions with our affiliates.

Furthermore, the indenture for the Notes prohibits us from engaging in certain consolidations, mergers, amalgamations, arrangements, binding share exchanges or transfers or leases of all or substantially all of our assets unless, among other things, the resulting or surviving entity assumes our obligations under the Notes. Even if such transactions are permitted, they be a fundamental change under the indenture. These restrictions could inhibit our ability to pursue our business strategies. We may incur additional indebtedness in the future, some of which may be secured debt. The instruments governing such indebtedness could contain provisions that are as, or more, restrictive than our existing debt instruments, including the indenture governing the Notes. Any such restrictions could have the effect of further restricting our ability to pursue business strategies and diminishing our ability to make payments on the Notes when due. If we are unable to repay, refinance or restructure additional future indebtedness when payment is due, the lenders could proceed against the collateral granted to them to secure such indebtedness, as applicable, or force us into bankruptcy or liquidation. In certain events of bankruptcy, or liquidation involving us or our assets, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

We will, subject to limited exceptions, be required to offer to purchase all of the outstanding Notes upon the occurrence of a fundamental change before the maturity date of the Notes at a purchase price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any. Upon conversion of the Notes, we will pay or deliver, as the case may be, cash, our Class A subordinate voting shares or a combination thereof, at our election. We are also required to repay the Notes at maturity, unless earlier converted or repurchased. We may not have sufficient funds available to purchase the Notes or pay cash on conversion as required. Our failure to offer to purchase Notes (or to purchase such Notes) when required by the indenture or to pay cash upon conversions of Notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing any future indebtedness. Moreover, the occurrence of a fundamental change under the indenture could constitute an event of default under any agreement for future indebtedness and if such event of default is not cured or waived, future lenders could terminate commitments to lend and cause all amounts outstanding to be due and payable immediately. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the Notes or to pay cash upon conversions of Notes and, if applicable, lenders could proceed against any collateral granted to them to secure such indebtedness or force us into bankruptcy or liquidation.

We may need to raise additional funds to pursue our growth strategy or continue our operations, and we may be unable to raise capital when needed or on acceptable terms.

From time to time, we may seek additional equity or debt financing to fund our growth, enhance our platform, respond to competitive pressures or make acquisitions or other investments. Our business plans may change, general economic, financial or political conditions in our markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on our cash flows and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business at the rate desired and our results of operations may suffer. Financing through issuances of equity securities would be dilutive to holders of our shares.

We may not be able to utilize a significant portion of our non-capital loss carryforwards, net operating loss carryforwards and other tax credits, which could adversely affect our profitability.

As of December 31, 2021, we had Canadian non-capital loss carryforwards, and investment tax credits as well as operating loss carryforwards in other jurisdictions. These non-capital loss carryforwards, tax credits and net operating loss carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect our profitability.

Additionally, as of December 31, 2021, we had U.S. state net operating loss carryforwards, due to prior period losses. These net operating losses could expire unused and be unavailable to offset future income tax liabilities.

Risks Related to Ownership of our Shares

Our dual class structure has the effect of concentrating voting control and the ability to influence corporate matters with those shareholders who held our shares prior to our initial public offering.

Our Class B multiple voting shares have 10 votes per share and our Class A subordinate voting shares have one vote per share. As of February 10, 2022, shareholders who hold Class B multiple voting shares, including our executive officers and our directors and their affiliates, together hold approximately 51.16% of the voting power of our outstanding voting shares and therefore have significant influence over our management and affairs and over all matters requiring shareholder approval, including the election of directors and significant corporate transactions. Each of our directors and officers owes a fiduciary duty to Shopify and must act honestly and in good faith with a view to the best interests of Shopify. However, any director and/or officer that is a shareholder, even a controlling shareholder, is entitled to vote his or her shares in his or her own interests, which may not always be in the interests of our shareholders generally.

In addition, because of the 10-to-1 voting ratio between our Class B multiple voting shares and Class A subordinate voting shares, the holders of our Class B multiple voting shares collectively continue to control a substantial percentage of the combined voting power of our voting shares even where the Class B multiple voting shares represent a substantially reduced percentage of our total outstanding shares. The concentrated voting control of holders of our Class B multiple voting shares limits the ability of our Class A subordinate voting shareholders to influence corporate matters for the foreseeable future, including the election of directors as well as with respect to decisions regarding amendment of our share capital, creating and issuing additional classes of shares, making significant acquisitions, selling significant assets or parts of our business, merging with other companies and undertaking other significant transactions. As a result, holders of Class B multiple voting shares have the ability to influence many matters affecting us and actions may be taken that our Class A subordinate voting shareholders may not view as beneficial. The market price of our Class A subordinate voting shares could be adversely affected due to the significant influence and voting power of the holders of Class B multiple voting shares. Additionally, the significant voting interest of holders of Class B multiple voting shares may discourage transactions involving a change of control, including transactions in which an investor, as a holder of the Class A subordinate voting shares, might otherwise receive a premium for the Class A subordinate voting shares over the then-current market price, or discourage competing proposals if a going private transaction is proposed by one or more holders of Class B multiple voting shares.

Our restated articles of incorporation amend certain default rights provided for under the CBCA for holders of Class B multiple voting shares and Class A subordinate voting shares to vote separately as a class for certain types of amendments to our restated articles of incorporation. Specifically, neither the holders of the Class B multiple voting shares nor Class A subordinate voting shares shall be entitled to vote separately as a class upon a proposal to amend our restated articles of incorporation to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a) and (e) of subsection 176(1) of the CBCA. Pursuant to our restated articles of incorporation, neither holders of our Class A subordinate voting shares nor holders of our Class B multiple voting shares are entitled to vote separately as a class on a proposal to amend our restated articles of incorporation to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A subordinate voting shares and Class B multiple voting shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or our restated articles of incorporation in respect of such exchange, reclassification or cancellation.

Pursuant to our restated articles of incorporation, holders of Class A subordinate voting shares and Class B multiple voting shares are treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our Class A subordinate voting shares and Class B multiple voting shares, each voting separately as a class.

The market price of our Class A subordinate voting shares may be volatile.

The market price of our Class A subordinate voting shares has fluctuated in the past and we expect it to fluctuate in the future, and it may decline. For example, from January 1, 2021 to December 31, 2021, our closing share price on the New York Stock Exchange ("NYSE") ranged from $1,005.27 to $1,762.21. We cannot assure you that an active trading market for our Class A subordinate voting shares will be sustained, and we therefore cannot assure you that you will be able to sell your Class A subordinate voting shares when you would like to do so, or that you will obtain your desired price for your shares, and you could lose all or part of your investment. Some of the factors that may cause the market price of our Class A subordinate voting shares to fluctuate include:

•market risk due to changes to interest rates, exchange rates, geopolitical events, or recessions;
•significant volatility in the market price and trading volume of comparable companies;
•actual or anticipated changes or fluctuations in our operating results or in the expectations of market analysts;
•adverse market reaction to any indebtedness we may incur or securities we may issue in the future;
•short sales, hedging and other derivative transactions in our shares;
•announcements of technological innovations, new products, strategic alliances or significant agreements by us or by our competitors;
•changes in the prices of our solutions or the prices of our competitors’ solutions;
•litigation or regulatory action against us;
•breaches of security or privacy incidents, and the costs associated with any such breaches and remediation;
•investors’ general perception of us and the public’s reaction to our press releases, our other public announcements and our filings with the SEC and Canadian securities regulators;
•fluctuations in quarterly results;
•publication of research reports or news stories about us, our competitors or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;
•changes in general political, economic, industry and market conditions and trends;
•sales of our Class A subordinate voting shares and Class B multiple voting shares by our directors, executive officers and existing shareholders;
•recruitment or departure of key personnel; and
•the other risk factors described in this section of our AIF.

In addition, the stock markets have historically experienced substantial price and volume fluctuations, particularly in the case of shares of technology companies, and such fluctuations may be driven by factors other than our operations or results. Such fluctuations and other broad market and industry factors may harm the market price of our Class A subordinate voting shares. Hence, the price of our Class A subordinate voting shares could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the share price of our Class A subordinate voting shares regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has been instituted against that company. If we were involved in any similar litigation, we could incur substantial costs, our management’s attention and resources could be diverted and it could harm our business, operating results and financial condition.

The trading volume of the Notes, the terms of the Notes including the conversion feature, if triggered, and the applicable accounting treatment thereof may impact the trading price of the Class A subordinate voting shares and adversely affect our financial condition and operating results.
The market price of our Class A subordinate voting shares could also be affected by possible sales of our Class A subordinate voting shares by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving the Notes. Additionally, the market price of the Class A subordinate voting shares could adversely impact the trading price of the Notes.

In the event the conditional conversion feature of the Notes is triggered, holders of the Notes will be entitled to convert their Notes at any time during specified periods at their option. If one or more holders elect to convert their Notes, unless we elect to satisfy our conversion obligation by delivering solely our Class A subordinate voting shares (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation in cash, which could adversely affect our liquidity. If we elect to satisfy our conversion obligation by delivering Class A subordinate voting shares, the issuance could cause dilution to our existing shareholders and cause the market price of our Class A subordinate voting shares to decline. In addition, the accounting method for reflecting the Notes on our balance sheet, accruing interest expense for the Notes and reflecting the underlying Class A subordinate voting shares in our reported diluted earnings per share, including the impact of the Accounting Standards Update published by the Financial Accounting Standards Board in August 2020, may adversely affect our reported earnings and financial condition.

Sales of substantial amounts of our Class A subordinate voting shares in the public market, or the perception that these sales may occur, could cause the market price of our shares to decline.

Certain of our shareholders have certain rights to require us to file registration statements in the United States or prospectuses in Canada covering their shares or to include their shares in registration statements or prospectuses that we may file for ourselves or on behalf of other shareholders.

Further, we cannot predict the size of future issuances of our Class A subordinate voting shares or the effect, if any, that future issuances and sales of our Class A subordinate voting shares will have on the market price of our Class A subordinate voting shares. Sales of substantial amounts of our shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A subordinate voting shares.

If we are unable to maintain an effective system of internal controls over financial reporting, our operations, financial reporting and results of operations could be adversely impacted.

Any failure of our internal controls could have an adverse effect on our stated results of operations and harm our reputation. As a result, we may experience higher than anticipated operating expenses, as well as higher independent auditor fees during and after the implementation of these changes. If we are unable to implement any of the required changes to our internal control over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting and results of operations. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely impacted.

Because we do not expect to pay any dividends on our Class A subordinate voting shares for the foreseeable future, investors may never receive a return on their investment.

We have never declared or paid any dividends on our securities. We do not have any present intention to pay cash dividends on our Class A subordinate voting shares and we do not anticipate paying any cash dividends on our Class A subordinate voting shares in the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our Board of Directors may deem relevant.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we will comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by U.S. domestic companies. In addition, we are not required under the Exchange Act to file annual and quarterly reports with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We currently rely on this exemption with respect to requirements regarding the quorum for any meeting of our shareholders. We may in the future elect to follow home country practices in Canada with regard to other matters. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

We may in the future lose our foreign private issuer status if a majority of our shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if: (1) a majority of our directors or executive officers are U.S. citizens or residents; (2) a majority of our assets are located in the United States; or (3) our business is administered principally in the United States. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such compliance mandatory. The regulatory and compliance costs to us under securities laws as a U.S. domestic issuer will be significantly more than the costs incurred as a Canadian foreign private issuer. If we were not a foreign private issuer, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

Provisions of Canadian law may delay, prevent or make undesirable an acquisition of all or a significant portion of our shares or assets.

The Investment Canada Act (Canada) subjects an acquisition of control of us by a non-Canadian to government review if the value of our assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant Minister is satisfied that the investment is likely to be of net benefit to Canada. This could prevent or delay a change of control and may eliminate or limit strategic opportunities for shareholders to sell their Class A subordinate voting shares.
It may be difficult to enforce civil liabilities in Canada under U.S. securities laws.

We were incorporated in Canada, and our corporate headquarters are located in Canada. A majority of our directors and executive officers and certain of the experts named in our Annual Report reside or are based principally in Canada and the majority of our assets and all or a substantial portion of the assets of these persons is located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws. Canadian courts may refuse to hear a claim based on an alleged violation of U.S. securities laws against us or these persons on the grounds that Canada is not the most appropriate forum in which to bring such a claim. Even if a Canadian court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law.

Our by-laws provide that any derivative actions, actions relating to breach of fiduciary duties and other matters relating to our internal affairs will be required to be litigated in Canada, which could limit investors’ ability to obtain a favorable judicial forum for disputes with us.

We have adopted a forum selection by-law that provides that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and appellate Courts therefrom (or, failing such Court, any other "court" as defined in the CBCA having jurisdiction, and the appellate Courts therefrom), will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action or proceeding asserting a breach of fiduciary duty owed by any of our directors, officers or other employees to us; (3) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or our restated articles or by-laws; or (4) any action or proceeding asserting a claim otherwise related to our "affairs" (as defined in the CBCA). Our forum selection by-law also provides that our securityholders are deemed to have consented to personal jurisdiction in the Province of Ontario and to service of process on their counsel in any foreign action initiated in violation of our by-law. Therefore, it may not be possible for securityholders to litigate any action relating to the foregoing matters outside of the Province of Ontario.

Our forum selection by-law seeks to reduce litigation costs and increase outcome predictability by requiring derivative actions and other matters relating to our affairs to be litigated in a single forum. While forum selection clauses in corporate charters and by-laws are becoming more commonplace for public companies in the United States and have been upheld by courts in certain states, they are untested in Canada. It is possible that the validity of our forum selection by-law could be challenged and that a court could rule that such by-law is inapplicable or unenforceable. If a court were to find our forum selection by-law inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions and we may not obtain the benefits of limiting jurisdiction to the courts selected.

Provisions of our charter documents, certain Canadian legislation, and the indenture governing the Notes could delay or deter a change of control, limit attempts by our shareholders to replace or remove our current senior management and affect the market price of our Class A subordinate voting shares.

Our restated articles of incorporation authorize our Board of Directors to issue an unlimited number of preferred shares without shareholder approval and to determine the rights, privileges, restrictions and conditions granted to or imposed on any unissued series of preferred shares. Those rights may be superior to those of our Class A subordinate voting shares and Class B multiple voting shares. For example, preferred shares may rank prior to Class A subordinate voting shares and Class B multiple voting shares as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into Class A subordinate voting shares or Class B multiple voting shares. If we were to issue a significant number of preferred shares, these issuances could deter or delay an attempted acquisition of us or make the removal of management more difficult, particularly in the event that we issue preferred shares with special voting rights. Issuances of preferred shares, or the perception that such issuances may occur, could cause the trading price of our Class A subordinate voting shares to drop.

In addition, provisions in the CBCA and in our restated articles of incorporation and by-laws may have the effect of delaying or preventing changes in our senior management, including provisions that:

•require that any action to be taken by our shareholders be effected at a duly called annual or special meeting and not by written consent;
•establish an advance notice procedure for shareholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board of Directors; and
•require the approval of a two-thirds majority of the votes cast by shareholders present in person or by proxy in order to amend certain provisions of our restated articles of incorporation, including, in some circumstances, by separate class votes of holders of our Class A subordinate voting shares and Class B multiple voting shares.

Furthermore, the indenture governing the Notes prohibits us from engaging in certain consolidations, mergers, amalgamations, arrangements, binding share exchanges or transfers or leases of all or substantially all of our assets unless, among other things, the resulting or surviving entity assumes our obligations under the Notes.

These provisions may frustrate or prevent any attempts by our shareholders to launch a proxy contest or replace or remove our current senior management by making it more difficult for shareholders to replace members of our Board of Directors, which is responsible for appointing the members of our senior management. Any of these provisions could have the effect of delaying, preventing or deferring a change in control which could limit the opportunity for our Class A subordinate voting shareholders to receive a premium for their Class A subordinate voting shares, and could also affect the price that investors are willing to pay for Class A subordinate voting shares.

Our constating documents permit us to issue an unlimited number of Class A subordinate voting shares and Class B multiple voting shares.

Our restated articles of incorporation permit us to issue an unlimited number of Class A subordinate voting shares and Class B multiple voting shares. We anticipate that we will, from time to time, issue additional Class A subordinate voting shares in the future. Subject to the requirements of the NYSE and the TSX, we will not be required to obtain the approval of shareholders for the issuance of additional Class A subordinate voting shares. Although the rules of the TSX generally prohibit us from issuing additional Class B multiple voting shares, there may be certain circumstances where additional Class B multiple voting shares may be issued, including upon receiving shareholder approval and pursuant to the exercise of stock options under our fourth amended and restated option plan (the "Legacy Option Plan") that were granted prior to our initial public offering. Any further issuances of Class A subordinate voting shares or Class B multiple voting shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings. Additionally, any further issuances of Class B multiple voting shares may significantly lessen the combined voting power of our Class A subordinate voting shares due to the 10-to-1 voting ratio between our Class B multiple voting shares and Class A subordinate voting shares.
DIVIDENDS AND DISTRIBUTIONS

We have, to date, not declared or paid any dividends or distributions on our securities, and we are not currently subject to any restrictions on the payment of dividends. We currently intend to retain any future earnings to fund the development and growth of our business and we do not currently anticipate paying dividends.
CAPITAL STRUCTURE

General
The following is a description of the material terms of our Class A subordinate voting shares, our Class B multiple voting shares, and our preferred shares, as set forth in our restated articles of incorporation.

Our authorized share capital consists of an unlimited number of Class A subordinate voting shares, of which 114,008,070 were issued and outstanding as of February 10, 2022, an unlimited number of Class B multiple voting shares, of which 11,943,661 were issued and outstanding as of February 10, 2022, and an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding. Although the rules of the TSX generally prohibit us from issuing additional Class B multiple voting shares, there may be certain circumstances where additional Class B multiple voting shares may be issued, including upon receiving shareholder approval and pursuant to the exercise of stock options under our legacy stock option plan that were granted prior to our initial public offering.

The Class A subordinate voting shares are "restricted securities" within the meaning of such term under applicable Canadian securities laws.

Shares
Except as described herein, the Class A subordinate voting shares and the Class B multiple voting shares have the same rights, are equal in all respects and are treated by Shopify as if they were one class of shares.

Rank
The Class A subordinate voting shares and Class B multiple voting shares rank pari passu with respect to the payment of dividends, return of capital and distribution of assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Class A subordinate voting shares and the holders of Class B multiple voting shares are entitled to participate equally in the remaining property and assets of the Company available for distribution to the holders of shares, without preference or distinction among or between the Class A subordinate voting shares and the Class B multiple voting shares, subject to the rights of the holders of any preferred shares.

Dividends
The holders of outstanding Class A subordinate voting shares and Class B multiple voting shares are entitled to receive dividends on a share for share basis at such times and in such amounts and form as our Board of Directors may from time to time determine, but subject to the rights of the holders of any preferred shares, without preference or distinction among or between the Class A subordinate voting shares and the Class B multiple voting shares. We are permitted to pay dividends unless there are reasonable grounds for believing that: (i) we are, or would after such payment be, unable to pay our liabilities as they become due; or (ii) the realizable value of our assets would, as a result of such payment, be less than the aggregate of our liabilities and stated capital of all classes of shares. In the event of a payment of a dividend in the form of shares, Class A subordinate voting shares shall be distributed with respect to outstanding Class A subordinate voting shares and Class B multiple voting shares shall be distributed with respect to outstanding Class B multiple voting shares, unless otherwise determined by our board.

Voting Rights
Under our restated articles of incorporation, each Class A subordinate voting share is entitled to one vote per share and each Class B multiple voting share is entitled to 10 votes per share. Our Class A subordinate voting shares currently collectively represent 90.5% of our total issued and outstanding shares and 48.8% of the voting power attached to all of our issued and outstanding shares and the Class B multiple voting shares currently collectively represent 9.5% of our total issued and outstanding shares and 51.2% of the voting power attached to all of our issued and outstanding shares.

Conversion
The Class A subordinate voting shares are not convertible into any other class of shares. Each outstanding Class B multiple voting share may at any time, at the option of the holder, be converted into one Class A subordinate voting share. Upon the first date that a Class B multiple voting share is Transferred (as defined below) by a holder of Class B multiple voting shares, other than to a Permitted Holder (as defined below) or from any such Permitted Holder back to such holder of Class B multiple voting shares and/or any other Permitted Holder of such holder of Class B multiple voting shares, the holder thereof, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Class B multiple voting share into a fully paid and non-assessable Class A subordinate voting share, on a share for share basis.

In addition, all Class B multiple voting shares will convert automatically into Class A subordinate voting shares on the date on which the outstanding Class B multiple voting shares represent less than 5% of the aggregate number of outstanding Class A subordinate voting shares and Class B multiple voting shares as a group.

For the purposes of the foregoing:

"Affiliate" means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

"Members of the Immediate Family" means with respect to any individual, each parent (whether by birth or adoption), spouse, or child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;

"Permitted Holders" means, in respect of a holder of Class B multiple voting shares that is an individual, the Members of the Immediate Family of such individual and any Person controlled, directly or indirectly, by any such holder, and in respect of a holder of Class B multiple voting shares that is not an individual, an Affiliate of that holder;

"Person" means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;

"Transfer" of a Class B multiple voting share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A "Transfer" shall also include, without limitation, (1) a transfer of a Class B multiple voting share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (2) the transfer of, or entering into a binding agreement with respect to, Voting Control over a Class B multiple voting share by proxy or otherwise, provided, however, that the following shall not be considered a "Transfer": (a) the grant of a proxy to our officers or directors at the request of our Board of Directors in connection with actions to be taken at an annual or special meeting of shareholders; or (b) the pledge of a Class B multiple voting share that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction so long as the holder of the Class B multiple voting share continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such Class B multiple voting share or other similar action by the pledgee shall constitute a "Transfer";

"Voting Control" with respect to a Class B multiple voting share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Class B multiple voting share by proxy, voting agreement or otherwise.

A Person is "controlled" by another Person or other Persons if: (1) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the Board of Directors of such company or other body corporate; or (2) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

Subdivision or Consolidation
No subdivision or consolidation of the Class A subordinate voting shares or the Class B multiple voting shares may be carried out unless, at the same time, the Class B multiple voting shares or the Class A subordinate voting shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.

Certain Class Votes
Except as required by the CBCA, applicable securities laws or our restated articles of incorporation, holders of Class A subordinate voting shares and Class B multiple voting shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares. Under the CBCA, certain types of amendments to our restated articles of incorporation are subject to approval by special resolution of the holders of our classes of shares voting separately as a class, including amendments to:

•change the rights, privileges, restrictions or conditions attached to the shares of that class;
•increase the rights or privileges of any class of shares having rights or privileges equal or superior to the shares of that class; and
•make any class of shares having rights or privileges inferior to the shares of such class equal or superior to the shares of that class.

Without limiting other rights at law of any holders of Class A subordinate voting shares or Class B multiple voting shares to vote separately as a class, neither the holders of the Class A subordinate voting shares nor the holders of the Class B multiple voting shares shall be entitled to vote separately as a class upon a proposal to amend our restated articles of incorporation in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a) and (e) of subsection 176(1) of the CBCA. Pursuant to our restated articles of incorporation, neither holders of our Class A subordinate voting shares nor holders of our Class B multiple voting shares will be entitled to vote separately as a class on a proposal to amend our restated articles of incorporation to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A subordinate voting shares and Class B multiple voting shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or our restated articles of incorporation in respect of such exchange, reclassification or cancellation.

Pursuant to our restated articles of incorporation, holders of Class A subordinate voting shares and Class B multiple voting shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of our shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of our Class A subordinate voting shares and Class B multiple voting shares, each voting separately as a class.

Take-Over Bid Protection
Under applicable Canadian law, an offer to purchase Class B multiple voting shares would not necessarily require that an offer be made to purchase Class A subordinate voting shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Class A subordinate voting shares will be entitled to participate on an equal footing with holders of Class B multiple voting shares, upon the completion of our initial public offering the holders of over 80% of the then outstanding Class B multiple voting shares entered into a customary coattail agreement with Shopify and a trustee, which we refer to as the Coattail Agreement. The Coattail Agreement contains provisions customary for dual class, TSX listed corporations designed to prevent transactions that otherwise would deprive the holders of Class A subordinate voting shares of rights under the take-over bid provisions of applicable Canadian securities legislation to which they would have been entitled if the Class B multiple voting shares had been Class A subordinate voting shares.

The undertakings in the Coattail Agreement will not apply to prevent a sale of Class B multiple voting shares by a holder of Class B multiple voting shares party to the Coattail Agreement if concurrently an offer is made to purchase Class A subordinate voting shares that:

•offers a price per Class A subordinate voting share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class B multiple voting shares;
•provides that the percentage of outstanding Class A subordinate voting shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class B multiple voting shares to be sold (exclusive of Class B multiple voting shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);
•has no condition attached other than the right not to take up and pay for Class A subordinate voting shares tendered if no shares are purchased pursuant to the offer for Class B multiple voting shares; and
•is in all other material respects identical to the offer for Class B multiple voting shares.

In addition, the Coattail Agreement will not prevent the sale of Class B multiple voting shares by a holder thereof to a Permitted Holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities legislation). The conversion of Class B multiple voting shares into Class A subordinate voting shares, shall not, in of itself constitute a sale of Class B multiple voting shares for the purposes of the Coattail Agreement.

Under the Coattail Agreement, any sale of Class B multiple voting shares (including a transfer to a pledgee as security) by a holder of Class B multiple voting shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class B multiple voting shares are not automatically converted into Class A subordinate voting shares in accordance with our restated articles of incorporation.

The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class A subordinate voting shares. The obligation of the trustee to take such action will be conditional on Shopify or holders of the Class A subordinate voting shares providing such funds and indemnity as the trustee may require. No holder of Class A subordinate voting shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class A subordinate voting shares and reasonable funds and indemnity have been provided to the trustee.

The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class A subordinate voting shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class A subordinate voting shares held directly or indirectly by holders of Class B multiple voting shares, their affiliates and related parties and any persons who have an agreement to purchase Class B multiple voting shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.

No provision of the Coattail Agreement will limit the rights of any holders of Class A subordinate voting shares under applicable law.

Preferred Shares
We are authorized to issue an unlimited number of preferred shares issuable in series. Each series of preferred shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by our Board of Directors prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, will not be entitled to vote at meetings of holders of shares, and will not be entitled to vote separately as a class upon a proposal to amend our restated articles of incorporation in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 176(1) of the CBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the preferred shares are entitled to preference over the Class A subordinate voting shares, Class B multiple voting shares and any other shares ranking junior to the preferred shares from time to time and may also be given such other preferences over Class A subordinate voting shares, Class B multiple voting shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.

The issuance of preferred shares and the terms selected by our Board of Directors could decrease the amount of earnings and assets available for distribution to holders of our Class A subordinate voting shares and Class B multiple voting shares or adversely affect the rights and powers, including the voting rights, of the holders of our Class A subordinate voting shares and Class B multiple voting shares without any further vote or action by the holders of our Class A subordinate voting shares and Class B multiple voting shares. The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding voting shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our Class A subordinate voting shares.

We have no current intention to issue any preferred shares.

Convertible Notes

In September 2020, Shopify issued $920 million principal amount of 0.125% Convertible Senior Notes due 2025 (the “Notes”) for net proceeds of $907.950 million. The Notes pay interest semi-annually on May 1 and November 1, commencing with the initial interest payment on May 1, 2021 and have a maturity date of November 1, 2025. The Notes have an initial conversion rate of 0.6944 Class A subordinate voting shares per one thousand dollars principal amount of Notes, or an initial conversion price of approximately $1,440.09 per Class A subordinate voting share.

The Notes are convertible into Class A subordinate voting shares at the option of the holder at any time prior to close of business on the business day immediately preceding August 1, 2025, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of the Class A subordinate voting shares on the NYSE for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day; (2) during the ten business day period after any ten consecutive trading day period (the ‘‘measurement period’’) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Class A subordinate voting shares on the NYSE and the conversion rate for the Notes on each such trading day; (3) if we call any or all of the Notes for redemption at our option or for tax or cleanup redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after August 1, 2025, holders of the Notes may convert all or any portion of their Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions. Upon conversion, Shopify can elect to settle in cash, Class A subordinate voting shares, or a combination of cash and Class A subordinate voting shares.

On or after September 15, 2023, we may, at our option, redeem for cash all or any portion of the Notes if the last reported sale price of the Class A subordinate voting shares on the NYSE is at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the notice of redemption is provided at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

We may redeem for cash all, but not less than all, of the Notes at any time in a clean up redemption provided less than $80,000 aggregate principal amount of Notes remains outstanding at such time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

We may redeem all, but not less than all, of the Notes if the Company has or would become obligated to pay to the holder of any Note additional amounts (which are more than a de minimis amount) as a result of a change in applicable Canadian tax laws or regulations after September 15, 2020 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the applicable redemption date but without reduction for applicable Canadian taxes (except in respect of certain excluded holders).

Upon the occurrence of a fundamental change prior to the maturity date of the Notes, we, subject to limited exceptions, will be required to offer to purchase all of the Notes for cash at a price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest thereon to, but excluding, the fundamental change purchase date. The Notes are governed by customary terms and covenants, including that upon certain events of default occurring and continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately.

For additional details regarding the Notes, please refer to the prospectus supplement dated September 15, 2020 to the short form base shelf prospectus dated August 6, 2020 available on the website maintained by the Canadian Securities Administrators at www.sedar.com.

Registration Rights
Our Third Amended and Restated Investors’ Rights Agreement (the "Registration Rights Agreement"), provides certain holders of our Class B multiple voting shares with registration rights in respect of (i) the Class A subordinate voting shares issuable or issued upon conversion of the Class B multiple voting shares held by such holders, (ii) any Class A subordinate voting shares held by such holders or any Class A subordinate voting shares issued or issuable upon conversion or exercise of any other securities issued by us and held by such holders; and (iii) any Class A subordinate voting shares issued as, or issuable upon conversion or exercise of any other securities issued as, a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above. We refer to these Class A subordinate voting shares as "registrable securities".

We will pay the expenses, other than underwriting discounts, selling commissions and share transfer taxes incurred in connection with the registration, filing or qualification of registrable securities in accordance with the terms of the Registration Rights Agreement.

The registration rights provided for in the Registration Rights Agreement will expire with respect to any particular holder at such time that such holder (i) can sell all of its registrable securities under Rule 144(b)(1)(i) under the Securities Act or (ii) holds less than 1% of the outstanding Class A subordinate voting shares and Class B multiple voting shares, in the aggregate, and can sell its registrable securities during any three month period under Rule 144 of the Securities Act.

MARKET FOR SECURITIES

Trading Price and Volume

Our Class A subordinate voting shares are listed for trading on the Toronto Stock Exchange (TSX) and on the New York Stock Exchange (NYSE) under the trading symbol "SHOP". The following table sets forth the price ranges and volumes of Class A subordinate voting shares traded on the TSX and NYSE for each month of 2021.

2021	NYSE (US$)			TSX (CAD$)
	High	Low	Volume	High	Low	Volume
January	1,246.29	1,077.00	3,922,725	1,586.47	1,368.57	3,373,142
February	1,499.75	1,100.00	5,520,592	1,900.58	1,410.00	4,470,607
March	1,327.80	1,005.27	5,580,142	1,684.58	1,267.45	5,548,224
April	1,301.11	1,090.00	3,796,405	1,610.00	1,360.06	2,812,572
May	1,280.00	1,027.92	4,174,100	1,542.00	1,248.55	3,328,436
June	1,551.00	1,184.38	4,220,197	1,920.00	1,434.85	3,474,535
July	1,650.00	1,395.00	3,807,285	2,075.88	1,777.36	3,258,783
August	1,583.00	1,439.07	2,495,942	1,990.00	1,828.81	2,380,255
September	1,588.00	1,342.00	2,841,458	1,993.00	1,711.10	2,963,430
October	1,505.71	1,286.00	3,424,096	1,862.64	1,617.00	2,574,947
November	1,762.21	1,452.05	3,159,110	2,228.73	1,807.48	3,491,731
December	1,555.83	1,273.28	3,530,615	1,982.10	1,645.00	4,106,617

Our Class B multiple voting shares are not listed for trading or quoted on any exchange or market; however, as described further above, at any time, at the option of the holder, Class B multiple voting shares can be converted into Class A subordinate voting shares on a one-for-one basis.

Our authorized share capital consists of an unlimited number of Class A subordinate voting shares, of which 113,954,492 were issued and outstanding as of December 31, 2021, an unlimited number of Class B multiple voting shares, of which 11,942,667 were issued and outstanding as of December 31, 2021, and an unlimited number of preferred shares, issuable in series, none of which are issued and outstanding.

Prior Sales

In 2021, 744,939 Class B multiple voting shares were issued as a result of the exercise of options granted under our Legacy Option Plan, at a weighted average exercise price of $4.35 per share.

Securities Subject to Contractual Restrictions on Transfer

Designation of Class	Number of securities subject to a contractual restriction on transfer	Percentage of class
Class A Subordinate Voting Shares	61,040	0.05%

122,080 Class A Subordinate Voting Shares were issued in connection with the acquisition of 6 River Systems in October 2019, which shares are subject to vesting restrictions and forfeiture conditions pursuant to the terms of restricted stock agreements between the Company and certain of 6 River Systems' employees. The contractual restrictions on transfer terminate in four equal annual installments on each of the four years following the closing of the acquisition on October 17, 2019. The contractual restrictions on transfer on 30,520 Class A Subordinate Voting Shares terminated on October 17, 2021.

DIRECTORS AND OFFICERS

Officers

Executive officers are appointed by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

Tobias Lütke
Ontario, Canada
Tobias Lütke co-founded Shopify in September 2004. Mr. Lütke has served as our Chief Executive Officer since 2008. Prior to that, Mr. Lütke acted as our Chief Technology Officer between September 2004 and April 2008. Mr. Lütke worked on the core team of the Ruby on Rails framework and has created many popular open source libraries such as Active Merchant. Mr. Lütke also serves as Chair of our Board of Directors.

Harley Finkelstein
Ontario, Canada
Harley Finkelstein is the President at Shopify and has been with the company since 2010. He oversees Shopify’s commercial teams, growth, and external affairs. Prior to his current role, Harley served as Shopify's Chief Operating Officer and has founded numerous startups and ecommerce companies. He currently is an advisor to Felicis Ventures. Harley holds a Bachelor degree in Economics from Concordia University and a J.D./M.B.A. joint degree in Law and Business from the University of Ottawa.

Amy Shapero
New York, USA
Amy Shapero is the Chief Financial Officer at Shopify and joined the company in 2018. Prior to joining Shopify, Amy was the Chief Financial Officer at Betterment, an online wealth-management service, since 2016. Previously, Amy was Chief Financial Officer at Sailthru, and Senior Vice President of Strategy, Corporate Development and Corporate Communications at DigitalGlobe. Amy began her career as a CPA at Ernst & Young, followed by investment banking positions at Credit Suisse and Goldman Sachs serving emerging growth companies. She holds an MBA from the University of Chicago Booth School of Business.

Toby Shannan
Ontario, Canada
Toby Shannan is the Chief Operating Officer at Shopify and has been with the company since 2010. Toby previously served as the Chief Support Officer for Shopify. In his current role, he oversees Shopify’s global operations as well as its customer support and service strategy.

Prior to joining Shopify, Toby co-founded and was the acting Chief Executive Officer of Social Fabric, a personal genomics company and before that, he was the Vice President of Sales and Marketing at DNA

Genotek from 2003 to 2007. Shannan is a board member and trustee at the Santa Fe Institute and has been a member of the Institute’s Applied Complexity Network (ACtioN) since 2017.

Jessica Hertz
Washington D.C., USA
Jess Hertz is the General Counsel and Corporate Secretary at Shopify and joined the company in 2021. Prior to joining Shopify, Jess served as Deputy Assistant to the President and Staff Secretary to President Joseph R. Biden Jr. Prior to her work for the Biden administration, Jess was General Counsel for the Biden-Harris presidential transition team, and held positions at Facebook and at the law firm of Jenner & Block LLP. Jess holds a J.D. from the University of Chicago Law School.

Directors

Our directors are either elected annually by the shareholders at the annual meeting of shareholders or, subject to our restated articles of incorporation and applicable law, appointed by our Board of Directors between annual meetings. Each director holds office until the close of the next annual meeting of our shareholders or until he or she ceases to be a director by operation of law, or until his or her removal or resignation becomes effective. In addition to Mr. Tobias Lütke, a director since 2004 who serves as Chair of the Board of Directors as well as CEO, the Company's directors are as follows:

Robert Ashe
Ontario, Canada
Robert Ashe has served as a member of our Board of Directors since December 2014 and as our Lead Independent Director since May 2015. Over 24 years, Mr. Ashe held a variety of positions with increasing responsibility at Cognos Incorporated, a business intelligence and performance management software company. Mr. Ashe ultimately served as Chief Executive Officer of Cognos Incorporated from 2005 to 2008 before the company was acquired by IBM. Mr. Ashe remained with IBM as a general manager of business analytics from 2008 to 2012. Mr. Ashe currently serves on the Board of Directors of MSCI Inc. (NYSE). Mr. Ashe holds a Bachelor of Commerce from the University of Ottawa and is a Fellow of the Institute of Chartered Accountants of Ontario.

Gail Goodman
Massachusetts, United States
Gail Goodman has served as a member of our Board of Directors since November 2016. Ms. Goodman previously served as the Chief Product Officer at Pepperlane from March 2019 to March 2021. Prior to Pepperlane, Ms. Goodman served as President and Chief Executive Officer of Constant Contact, a software company providing small businesses with online marketing tools to grow their businesses, for over 16 years. Over that time Ms. Goodman served as a director and chairwoman of the board and led Constant Contact through its initial public offering and for eight years as a publicly traded company, until its acquisition by Endurance International Group Holdings, Inc. (Nasdaq) in February 2016. Ms. Goodman currently serves on the Board of Directors of a number of private companies and non-profits. Ms. Goodman holds a B.A. from the University of Pennsylvania and an MBA from The Tuck School of Business at Dartmouth College.

Colleen Johnston
Ontario, Canada
Colleen Johnston has served as a member of our Board of Directors since January 2019. Ms. Johnston is the former Chief Financial Officer of Toronto-Dominion Bank. Prior to her retirement in 2018, Ms. Johnston spent 14 years at TD, ten of which she spent as Group Head, Finance, Sourcing, Corporate

Communications and Chief Financial Officer. Prior to TD, Ms. Johnston held senior leadership roles at Scotiabank over the course of 15 years, including as CFO of Scotia Capital. Ms. Johnston currently serves on the board of directors of a number of private companies and non-profits, including her role as Chair of the Unity Health Toronto board of directors. Ms. Johnston holds a Bachelor of Business Administration from York University’s Schulich School of Business and is a Fellow of the Institute of Chartered Accountants of Ontario.

Jeremy Levine
New York, United States
Jeremy Levine has served as a member of our Board of Directors since February 2011. Since January 2007, Mr. Levine has been a Partner at Bessemer Venture Partners, a venture capital firm he joined in May 2001. Mr. Levine currently serves on the Board of Directors of Pinterest (NYSE) and a number of privately held companies. Mr. Levine holds a B.S. degree in Computer Science from Duke University.

John Phillips
Ontario, Canada
John Phillips has served as a member of our Board of Directors since April 2010. Mr. Phillips has worked with Klister Credit Corp., an investment and consulting company, and is currently its Chief Executive Officer, a position he has held since 1993. Mr. Phillips had a career in the legal profession working in private practice at Blake, Cassels & Graydon LLP for 20 years and as general counsel at Clearnet Communications Inc. for nearly six years. Mr. Phillips currently serves on the Board of Directors of a number of privately held companies and gained experience serving on the Board of Directors of Redknee Solutions Inc., a public company. Mr. Phillips received a B.A. from Trinity College, University of Toronto and an L.L.B./J.D. from the Faculty of Law, University of Toronto.

Fidji Simo
California, USA
Fidji Simo has served as a member of our Board of Directors since December 2021. Ms. Simo is the Chief Executive Officer and member of the Board of Directors at Instacart. Prior to joining Instacart, Ms. Simo held a variety of positions over 10 years with increasing responsibility at Facebook, ultimately serving as Vice President and Head of the Facebook app. Ms. Simo began her career as a strategy manager at eBay.

Ms. Simo is also a co-founder of Metrodora and serves as President of the Metrodora Foundation, and is the co-founder of Women in Product, a non-profit organization. Ms. Simo holds a Master of Management from HEC Paris.
Board Committees

Director(1)	Audit Committee	Compensation and Talent Management Committee	Nominating and Corporate Governance Committee
Robert Ashe	Member	Member	Chair
Gail Goodman	Member	Chair
Colleen Johnston	Chair		Member
Jeremy Levine			Member
John Phillips		Member
(1) Fidji Simo was appointed to the Company's Board of Directors on December 15, 2021, but does not sit on any committees at this time.

Audit Committee

Our audit committee is comprised of Robert Ashe, Gail Goodman, and Colleen Johnston and is chaired by Ms. Johnston. Our Board of Directors has determined that each of these directors meets the independence requirements, including the heightened independence standards for members of the audit committee, of the NYSE, the SEC and National Instrument 52-110 - Audit Committees ("NI 52-110"). Our Board of Directors has determined that each of the members of the audit committee is "financially literate" within the meaning of the NYSE rules and NI 52-110. Ms. Johnston has been identified as an audit committee financial expert as defined by the SEC rules. For a description of the education and experience of each member of the audit committee, see "Directors", above.

Our Board of Directors has established a written charter setting forth the purpose, composition, authority and responsibility of the audit committee, consistent with the rules of the NYSE, the SEC and NI 52-110. A copy of the Audit Committee Charter is appended to this AIF as Exhibit A.

The principal purpose of our audit committee is to assist our Board of Directors in discharging its oversight of:
•the quality and integrity of our financial statements and related information;
•the independence, qualifications, appointment and performance of our external auditor;
•our disclosure controls and procedures, internal control over financial reporting and management’s responsibility for assessing and reporting on the effectiveness of such controls;
•our compliance with applicable legal and regulatory requirements; and
•our enterprise risk management processes.

At least annually, the audit committee will review and confirm the independence of the auditor by obtaining statements from the independent auditor describing all relationships or services that may affect their independence and objectivity, and the committee will take appropriate actions to oversee our auditor.

Our audit committee has access to all of our books, records, facilities and personnel and may request any information about us as it may deem appropriate. It also has the authority in its sole discretion and at our expense, to retain and set the compensation of outside legal, accounting or other advisors as necessary to assist in the performance of its duties and responsibilities.

Our audit committee also reviews our policies and procedures for reviewing and approving or ratifying related-party transactions, and it is responsible for reviewing and approving or ratifying all related-party transactions.

Audit Committee Pre-Approval Policies and Procedures

From time to time, management recommends to and requests approval from the Audit Committee for audit and non-audit services to be provided by the Company's independent registered public accounting firm. The Audit Committee considers such requests, if applicable, on a quarterly basis, and if acceptable, pre-approves such audit and non-audit services. During such deliberations, the Audit Committee assesses, among other factors, whether the services requested would be considered "prohibited services" as contemplated by the SEC, and whether the services requested and the fees related to such services could impair the independence of the Company's registered public accounting firm.

The Audit Committee considered and agreed that the fees paid to the Company's independent registered public accounting firm in the years ended December 31, 2021 and 2020 are compatible with maintaining the independence of the Company's registered public accounting firm. The Audit Committee determined that, in order to ensure the continued independence of the registered public accounting firm, only limited non-audit services will be provided to the Company by PricewaterhouseCoopers LLP.

Since the implementation of the Audit Committee pre-approval process in November 2015, all audit and non-audit services rendered by our independent registered public accounting firm have been pre-approved by the Audit Committee.

Auditor Service Fees

The aggregate amounts paid or accrued by the Company with respect to fees payable to PricewaterhouseCoopers LLP, the independent registered public accounting firm of the Company, for audit (including separate audits of wholly-owned and non-wholly owned entities, financings, regulatory reporting requirements and SOX related services), audit-related, tax and other services in the years ended December 31, 2021 and 2020 were as follows:

	Fiscal 2021	Fiscal 2020
	$	$
	(in thousands)
Audit Fees	1,664	1,461
Audit-Related Fees	—	—
Tax Fees	53	39
All Other Fees	7	2
Total	1,724	1,502

Audit fees relate to the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audits of certain of our wholly-owned subsidiaries' financial statements, and services in connection with our Registration Statement on Form F-10 (related to our 2021 and 2020 public offerings of Class A subordinate voting shares and 2020 offering of Notes).

Audit-related fees consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under "Audit Fees".

Tax fees relate to assistance with tax compliance, expatriate tax return preparation, tax planning and various tax advisory services.

Other fees are any additional amounts for products and services provided by the principal accountants other than the services reported above under "Audit Fees", "Audit-Related Fees" and "Tax Fees".

Ownership of Securities

As of February 10, 2022, as a group, our directors and executive officers beneficially own, or control or direct, directly or indirectly, a total of 156,467 Class A subordinate voting shares and 11,641,852 Class B multiple voting shares, representing 0.14% of the Class A subordinate voting shares and 97.47% of the Class B multiple voting shares outstanding and 51.16% of the voting power attached to all of our issued and outstanding shares.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of Shopify, no director or executive officer of Shopify (a) is at the date hereof or has been, in the last 10 years before the date hereof, a director, chief executive officer (CEO) or chief financial officer (CFO) of any company, including Shopify, that (i) was subject to a cease trade order, similar order or an order that denied the relevant company access to any exemptions under securities legislation, for a period of more than 30 consecutive days (an "Order") that was issued while the director or executive officer was acting in that capacity; or, (ii) was subject to an Order that was issued after the director or executive officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO.

To the knowledge of Shopify, no director or executive officer of Shopify, and no shareholder holding a sufficient number of securities of Shopify to affect materially the control of Shopify, is at the date hereof or has been in the 10 years before the date hereof, a director or executive officer of a company, including Shopify that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold its assets, except for:

•Jeremy Levine, who, until June 4, 2018, was a board member of Onestop Internet Inc., a corporation that made an assignment for the benefit of creditors on June 4, 2018. The sale of assets and the liquidation have been completed and any arrangements with creditors have been or are expected to be settled. Mr. Levine was also a board member, until May 29, 2019, of Rabbit, Inc., a corporation that made an assignment for the benefit of creditors on May 24, 2019. The liquidation has been completed.
•Fidji Simo, who, until November 24, 2020, was a board member of Cirque du Soleil Entertainment Group, a corporation that filed for protection under the Companies’ Creditors Arrangement Act (“CCAA”) in Canada and Chapter 15 in the United States on June 30, 2020. On November 24, 2020, the company announced the closing of a sale transaction with the company’s secured creditors and its emergence from CCAA and Chapter 15 protection.

To the knowledge of Shopify, no director or executive officer of Shopify, and no shareholder holding a sufficient number of securities of Shopify to affect materially the control of Shopify, has, within the last 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Conflicts of Interest

To the Company's knowledge, there are no existing or potentially material conflicts of interest between the Company or a subsidiary of the Company and any director or officer of the Company or of a subsidiary of the Company. Certain of the Company's directors and officers also serve as directors or officers of other companies, and therefore it is possible that a conflict may arise between their duties to us and their duties as a director or officer of such other companies. Directors are required to comply with the relevant provisions of the CBCA regarding conflicts of interest.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS
We are involved in legal proceedings, as well as demands, claims and threatened litigation, that arise in the normal course of our business. In particular, as is common in our industry, we have received notices alleging that we infringe patents belonging to various third parties. These notices are dealt with in accordance with our internal procedures, which include assessing the merits of each notice and seeking, where appropriate, a business resolution. Where a business resolution cannot be reached, litigation may be necessary. The ultimate outcome of any litigation is uncertain, and regardless of outcome, litigation can have an adverse impact on our business because of defense costs, negative publicity, diversion of management resources and other factors. Our failure to obtain any necessary license or other rights on commercially reasonable terms, or otherwise, or litigation arising out of intellectual property claims could materially adversely affect our business. As of the date of this AIF, we are not party to any litigation that we believe may be material to our business, other than as noted below.

Bedford, Freeman & Worth Publishing Group, LLC et al. v. Shopify Inc. On December 1, 2021, five publishers of educational materials (Bedford, Freeman & Worth Publishing Group, LLC d/b/a Macmillan Learning, Cengage Learning, Inc., Elsevier Inc., McGraw Hill LLC, and Pearson Education, Inc.) and two of their respective parent companies (Macmillan Holdings, LLC and Elsevier B.V.) filed a claim against Shopify in the U.S. District Court for the Eastern District of Virginia for contributory and vicarious copyright infringement and contributory trademark infringement. The plaintiffs allege that certain merchants who use Shopify’s platform and services are engaged in the sale of pirated digital textbooks in violation of the plaintiffs’ rights, and that Shopify has not taken legally adequate steps to curb this alleged infringement. The plaintiffs seek statutory damages for alleged copyright infringement of at least 3,406 works and alleged trademark infringement of at least 20 trademarks. The case is in its early stages and Shopify is unable to predict the ultimate resolution of the matter, including the likelihood or magnitude of a possible eventual loss, if any, at this time. Shopify filed its answer to the plaintiffs’ complaint on January 28, 2022 and intends to defend the case vigorously.
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

No director or executive officer of Shopify, and to the knowledge of the directors and executive officers of Shopify, (i) no person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10 percent of Shopify's voting shares, (ii) nor any of such persons' or companies' associates or affiliates, (iii) nor any associates or affiliates of any director of executive officer of Shopify, has had a material interest, direct or indirect, that has materially affected or is reasonably expected to materially affect the Company within the three most recently completed financial years or during the current financial year.
TRANSFER AGENTS AND REGISTRARS

The transfer agent and registrar for our Class A subordinate voting shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

Computershare Trust Company, N.A. is the U.S. trustee for the Notes at its principal office in Canton, Massachusetts. Computershare Trust Company of Canada is the Canadian co-trustee for the Notes at its principal office in Toronto, Ontario.

MATERIAL CONTRACTS

The following are the only material contracts, other than those contracts entered into in the ordinary course of business, which have been entered into by the Company within the most recently completed fiscal year, or were entered into before the most recently completed fiscal year and are still in effect, deemed to be material:

•Coattail Agreement dated as of May 27, 2015, in connection with our Class B Multiple Voting Shares
•Third Amended and Restated Investors’ Rights Agreement dated May 27, 2015

Copies of the above material agreements may be inspected during ordinary business hours at our principal executive offices located at 151 O'Connor Street, Ground Floor, Ottawa, Canada, K2P 2L8 or may be viewed at the website maintained by the SEC at http://www.sec.gov or the website maintained by the Canadian Securities Administrators at http://www.sedar.com.

INTERESTS OF EXPERTS

PricewaterhouseCoopers LLP are the independent registered public accounting firm of Shopify and are independent with respect to the Company within the meaning of the Rules of Professional Conduct in the province of Ontario and in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission (SEC) and the Public Company Accounting and Oversight Board (United States) (PCAOB).
ADDITIONAL INFORMATION

Additional information about Shopify is available on our website at www.shopify.com, on the website maintained by the SEC at www.sec.gov or the website maintained by the Canadian Securities Administrators at www.sedar.com.

Additional information, including directors’ and officers’ remuneration and indebtedness, principal holders of our securities and securities authorized for issuance under equity compensation plans will be contained in our management information circular that will be filed in connection with our next annual meeting of shareholders. Once filed, the circular will be available on our website at www.shopify.com, or at www.sec.gov or www.sedar.com.

Additional financial information is provided in our consolidated financial statements and MD&A for the fiscal year ended December 31, 2021, available on our website at www.shopify.com, or at www.sec.gov or www.sedar.com.

We are a "foreign private issuer" as such term is defined in Rule 405 under the U.S. Securities Act of 1933, as amended, and are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the U.S. Securities Exchange Act of 1934, as amended, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we are required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws.

We will provide without charge to each person, including any beneficial owner, on the written or oral request of such person, a copy of any or all documents referred to above which have been or may be incorporated by reference in this Annual Information Form or our Annual Report on Form 40-F for the year ended December 31, 2021 (not including exhibits to such incorporated reports that are not specifically incorporated by reference into such reports). Requests for such copies should be directed to us via email to IR@shopify.com, by calling 1 (613) 241-2828 ext.1024.

EXHIBIT A
SHOPIFY INC.
AUDIT COMMITTEE CHARTER

This Audit Committee Charter ("Charter") has been adopted by the Board of Directors ("Board") of Shopify Inc. ("Company") and sets forth the purpose, composition, authority and responsibility of the Audit Committee ("Committee") of the Board.
I. Purpose
The Committee’s purpose is to assist the Board in its oversight of:
•the quality and integrity of the Company’s financial statements and related information;
•the independence, qualifications, appointment and performance of the Company’s external auditor ("external auditor");
•the appointment and dismissal of the Company’s head of Risk and Internal Audit;
•the independence and performance of the Risk and Internal Audit function;
•the Company’s disclosure controls and procedures, internal controls over financial reporting, and management’s responsibility for assessing and reporting on the effectiveness of such controls;
•the Company’s compliance with applicable legal and regulatory requirements; and
•the Company’s enterprise risk management processes.

II. Access to Information and Authority
In carrying out its duties and responsibilities, the Committee shall have the authority to:
•communicate directly with the external auditors and the head of Risk and Internal Audit;
•investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices or anything else within its scope of responsibility;
•obtain full access to all Company books, records, facilities and personnel; and
•at its sole discretion and at the Company’s expense, retain and set the compensation of outside legal, accounting, or other advisors, as necessary to assist in the performance of its duties and responsibilities.
The Company will provide appropriate funding, as determined by the Committee, for compensation to the external auditor, to any advisors that the Committee chooses to engage, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
III. Composition and meetings
The Board shall elect annually from among its members the Committee, which shall be composed of three or more directors as determined by the Board, each of whom shall meet all applicable standards of independence and financial literacy under applicable laws, regulations and rules, which determination of independence will be made by the Board. At least one member shall be designated as an "audit committee financial expert" as defined by applicable legislation and regulation, including within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder by the SEC.
The Board may remove members of the Committee at any time, with or without cause.
The Chair shall be designated by the Board; provided, that if the Board does not so designate a Chair, the Committee shall choose one of its members to be its Chair by majority vote. The Chair shall have the duties and responsibilities set out in Section VI.
The Committee will meet at least quarterly, or more frequently as circumstances dictate. The Committee shall be convened whenever requested by external auditors or any member of the Committee or otherwise as required by law. The external auditors shall be entitled to receive notice of every meeting of the Committee and to attend and be heard at all such meetings. The Committee shall periodically meet separately with management and the external auditors and the Company’s head of Risk and Internal Audit in executive sessions. In addition, the Committee shall periodically meet with the external auditors and management to discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosure under "Management’s Discussion and Analysis of Financial Condition and Results of Operations". Subject to applicable law and exchange requirements, the Committee and the Chair may invite any director, executive, employee, or such other person as it deems appropriate to attend and participate in any portion of any Committee meeting, and may exclude from all or any portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The Committee will also meet before or after each regularly scheduled meeting in camera. Meetings may be held in person or by tele- or video-conference. The Committee may also act by unanimous written consent, whether given in writing or electronically, in lieu of a meeting.
Unless otherwise determined from time to time by resolution of the Board, a majority of members of the Committee shall constitute a quorum for the transaction of business at a meeting. For any meeting(s) at which the Committee Chair is absent, the Chair of the meeting shall be the person present who shall be decided upon by all members present. At a meeting, any question shall be decided by a majority of the votes cast by members of the Committee, except where only two members are present, in which case any question shall be decided unanimously. Unless otherwise determined by resolution of the Board, the Corporate Secretary of the Company or his/her delegate shall be the Secretary of the Committee. The Committee will maintain written minutes of its meetings and copies of written consents. The Committee shall report regularly to the Board.
IV. Responsibilities and Duties of the Committee
In addition to such other duties as may from time to time be expressly assigned to the Committee by the Board, the Committee shall have the following responsibilities and duties:
Financial Reporting
1.Prepare an audit committee report, if required, to be included in the Company’s annual proxy statement.

2.Prior to their public disclosure, review and discuss with management and, if applicable, the external auditor:
•the Company’s annual financial statements and the related Management’s Discussion and Analysis ("MD&A"), including the discussion of critical accounting estimates included therein and, if appropriate, recommend to the Board the approval, filing and disclosure of such information;
•the Company’s annual earnings press releases, including any pro forma or non-GAAP information included therein and, if appropriate, recommend to the Board the approval, filing and disclosure of such information;
•the Company’s quarterly unaudited financial statements and associated MD&A, including the discussion of critical accounting estimates included therein and, if appropriate, approve the filing and disclosure of such information;
•the Company’s quarterly earnings press releases, including any pro forma or non-GAAP information included therein and, if appropriate, approve the filing and disclosure of such information;
•the type and presentation of financial information and earnings guidance provided to analysts, ratings agencies and others;
•to the extent they include financial information extracted or derived from the Company’s financial statements, other public reports or filings by the Company, including the Company’s annual information and proxy statements, approve such information, or where appropriate recommend to the board their approval; and
•internal controls (or summaries thereof) and the integrity of the financial reporting and related attestations by the external auditors of the Company’s internal controls over financial reporting.

External Auditor
3.Review, report and approve of, or where appropriate provide recommendations to the Board as to, the appointment, term, compensation and review of engagement, removal, independence, audit plan (including the timing and scope of the audit), estimated and actual fees and contractual arrangements of the external auditor. The external auditor will report directly to the Committee and the Committee will oversee the work performed by the external auditor and the resolution of disagreements between management and the external auditor if they arise, taking into account where appropriate the opinions of management.

4.Review the external auditors’ management letters and management’s responses to such letters.

5.At least annually, the Committee shall assess the external auditor’s independence. The Committee shall obtain and review a report by the external auditor describing all relationships between the external auditor and the Company, including the written disclosures and the letter from the external auditor required by applicable requirements. The Committee shall review any disclosed relationships or services that may affect the independence and objectivity of the auditor and take appropriate actions to oversee the external auditor.

6.Review and preapprove (which may be pursuant to preapproval policies and procedures) all audit and non-audit services to be provided by the external auditor. Delegate, if deemed appropriate, authority to one or more members of the Committee to grant preapprovals of audit and non-audit services, provided that any such approvals be presented to the Committee at its next scheduled meeting. Consider whether the auditor’s provision of permissible non-audit services is compatible with the auditor’s independence.

7.Discuss with the external auditor and management any matters required to be discussed in accordance with applicable Public Company Accounting Oversight Board ("PCAOB") standards.

8.Meet periodically with the external auditor in the absence of management. Review with the external auditor any audit problems or difficulties the external auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the external auditor’s activities or access to requested information and any significant disagreements with management.

9.Review and discuss the reports required to be made by the external auditor regarding:
•critical accounting policies and practices;
•material selections of accounting policies when there is a choice of policies available under GAAP that have been discussed with management, including the ramifications of the use of such alternative treatment, and the treatment preferred by the external auditor;
•other material written communications between the external auditor and management; and,
•any other matters required to be communicated to the Committee by applicable rules and regulations.

10.At least annually, obtain and review a report by the external auditor describing:
•the external auditor’s internal quality-control procedures;
•any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to independent audits carried out by the external auditor, and any steps taken to deal with such issues; and,
•all relationships between the external auditor and the Company, addressing the matters set forth in PCAOB Rule 3526.
This report should be used to evaluate the external auditor’s qualifications, performance, and independence. Further, the Committee will review the experience and qualifications of the lead partner each year and determine that all partner rotation requirements, as promulgated by applicable rules and regulations, are executed. The Committee will also consider whether there should be rotation of the external auditor itself. The Committee will present its conclusions to the Board.

11.Set policies, consistent with governing laws and regulations, for the hiring of current or former personnel of the external auditor.

Financial Reporting Processes, Accounting Policies and Internal Controls
12.Review and discuss with management and the external auditor, and monitor, report and where appropriate, provide recommendations to the Board on:
•the adequacy and effectiveness of the Company’s system of internal controls over financial reporting, including any significant deficiencies and significant changes in internal controls;
•the integrity of the Company’s external financial reporting processes;
•the Company’s disclosure controls and procedures, including any significant deficiencies in or material non-compliance with, such controls and procedures; and
•the relationship of the Committee with other committees of the Board and management.

13.Understand the scope of the external auditors’ review of internal control over financial reporting and obtain reports on significant findings and recommendations, together with management responses.

14.Review and discuss with the Company’s Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") the process for the certifications to be provided and receive and review any disclosure from the Company’s CEO and CFO made in connection with the required certifications of the Company’s quarterly and annual reports filed, including: a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

15.Review major issues and analyses prepared by management and/or the external auditor regarding accounting principles and financial reporting issues and judgments made in connection with the preparation of financial statements, including any significant changes in the Company’s selection or application of accounting principles, the effect of alternative GAAP methods on the financial statements, complex or unusual transactions and highly judgmental areas, such as the presentation and impact of significant risks and uncertainties and key estimates and judgments of management that may be material to financial reporting, the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control deficiencies.

16.Review the Company’s policies and procedures for reviewing and approving or ratifying related-party transactions. Review and approve or ratify all related-party transactions.

17.Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submissions by employees regarding questionable accounting or auditing matters.

18.Meet periodically with management in the absence of the external auditor.

19.Consider the risk of management’s ability to override the Company’s internal controls.

Risk and Internal Audit Function
20.Review and approve the risk based internal audit plan, and any significant changes thereto.

21.Review and approve the budget and resource plan for the Risk and Internal Audit function and review significant updates.

22.Review and approve at least annually the head of Risk and Internal Audit’s Independence Attestation and the internal audit charter.

23.Conduct an annual review of the performance of the head of Risk and Internal Audit and assess the effectiveness and operational adequacy of the department.

24.Review the results of a quality assurance review report prepared by an independent party on the Risk and Internal Audit department conducted on a five-year cycle (once the function has been established). This can be delayed by the Audit Committee, if circumstances exist.

25.Review and discuss regular reports prepared by the head of Risk and Internal Audit, including all information outlined in regulatory guidance, together with management’s response and follow-up on outstanding issues (to ensure progress is occurring within an appropriate timeframe), and proactively consider thematic issues across the Company;

26.Provide a forum for the head of Risk and Internal Audit to have unfettered access to the Committee to raise any internal audit organizational or industry issues or issues with respect to the relationship and interaction between the Risk and Internal Audit department, management, the external auditor and/or regulators.

Ethical and Legal Compliance and Risk Management
27.Review, with the Company’s counsel, legal compliance and legal matters that could have a significant impact on the Company’s financial statements. Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up of any instances of non-compliance. Receive and review periodic reports from the Company with respect to the Company’s pending or threatened material litigation. Review the appropriateness of the disclosure thereof in the documents reviewed by the Committee. Review, with Company’s counsel, on a regular basis, any reports of whistleblowing, including any reports made to the Anonymous Helpline.

28.Discuss the Company’s policies with respect to risk assessment and risk management, the Company’s insurance coverage, as well as the Company’s major financial risk exposures and the steps management has undertaken to control them.

29.Review the Company’s compliance with internal policies and the Company’s progress in remedying any material deficiencies that could have a significant impact on the Company.

30.Review the findings of any examinations by regulatory agencies, and any external auditors observations made regarding those findings.

Other Responsibilities
31.Report regularly to the Board regarding the execution of the Committee’s duties and responsibilities, activities, any issues encountered, and related recommendations.

32.Institute and oversee special investigations as needed.

33.Perform any other activities consistent with this Charter, the Company’s by-laws, and governing laws that the Board or Committee determines are necessary or appropriate.

V. Delegation of Authority
The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.
VI. Responsibilities and Duties of the Chair
The Chair shall have the following responsibilities and duties:
•chair meetings of the Committee;
•in consultation with the Board Chair and the Corporate Secretary, determine the frequency, dates and locations of meetings of the Committee;
•in consultation with the CEO, the CFO, the Corporate Secretary and others as required, review the annual work plan and the meeting agendas to ensure all required business is brought before the Committee;
•in consultation with the Board Chair, ensure that all items requiring the Committee’s approval are appropriately tabled;
•report to the Board on the matters reviewed by, and on any decisions or recommendations of, the Committee at the next meeting of the Board following any meeting of the Committee; and
•carry out any other or special assignments or any functions as may be requested by the Board.

VII. Limitation on Committee’s Duties
The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the external auditor, in accordance with its business judgment. Members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, professional accountants or auditors. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to (i) plan or conduct any audits, (ii) determine or certify that the Company’s financial statements are complete, accurate, fairly presented or in accordance with generally accepted accounting principles or applicable law, (iii) guarantee the external auditor’s reports, or (iv) provide any expert or special assurance as to the Company’s internal controls or management of risk. Members of the Committee are entitled to rely, absent knowledge to the contrary, on the integrity of the persons and organizations from whom they receive information, the accuracy and completeness of the information provided, and representations made by management as to any audit or non-audit services provided by the external auditor.
Nothing in this Charter is intended or may be construed as imposing on any member of the Committee or the Board a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject under applicable law. This Charter is not intended to change or interpret the amended articles of incorporation or by-laws of the Company or any federal, provincial, state or exchange law, regulation or rule to which the Company is subject, and this Charter should be interpreted in a manner consistent with all such applicable laws, regulations and rules. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to securityholders of the Company or other liability whatsoever.
Any action that may or is to be taken by the Committee may, to the extent permitted by law or regulation, be taken directly by the Board.

VIII. Evaluation of Committee
The Committee shall, on an annual basis, review and evaluate its performance. In conducting this review, the Committee shall address such matters that the Committee considers relevant to its performance and evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The review and evaluation shall be conducted in such a manner as the Committee deems appropriate.
The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its review and evaluation, including any recommended changes to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures, as it deems necessary or appropriate.

* * * * *